As filed with the U.S. Securities and Exchange Commission on June 5, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GE HealthCare Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	3844	88-2515116
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

500 W. Monroe Street

Chicago, IL

60661

833-735-1139

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank R. Jimenez, Esq.

500 W. Monroe Street

Chicago, IL

60661

833-735-1139

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrew L. Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

(212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated June 5, 2023

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 5, 2023)

25,000,000 shares

GE HealthCare Technologies Inc.

Common Stock

The selling stockholder identified in this prospectus supplement is offering 25,000,000 shares of our common stock. We are not selling any shares of common stock under this prospectus supplement and the accompanying prospectus, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

All 25,000,000 shares of our common stock that are being offered and sold in this offering are currently held by General Electric Company (“GE”). We are registering such shares under the terms of a stockholder and registration rights agreement between us and GE.

In connection with this offering, GE is expected to exchange up to 28,750,000 shares of our common stock for certain indebtedness of GE held by affiliates of the selling stockholder identified in this prospectus supplement, Morgan Stanley Senior Funding, Inc. and Morgan Stanley Bank, N.A. (together, the “MS Lenders”). We refer to this exchange between GE and the MS Lenders as the “debt-for-equity exchange,” and we refer to the MS Lenders, in their role in the debt-for-equity exchange, as the “debt-for-equity exchange parties,” pursuant to a debt-for-equity exchange agreement expected to be entered into on the date of this prospectus supplement. Morgan Stanley & Co. LLC (“MS&Co”), as the selling stockholder in this offering by designation of the MS Lenders, would then offer those shares of our common stock to the underwriters in this offering for cash. If consummated, the debt-for-equity exchange would occur on the settlement date of this offering, immediately prior to, and the consummation of the debt-for-equity exchange is a condition to, the settlement of the selling stockholder’s sale of the shares to the underwriters. As a result, the consummation of the debt-for-equity exchange is also a condition to the settlement of the underwriters’ sale of the shares to prospective investors. As a result of this debt-for-equity exchange, if completed, GE may be deemed to be a selling stockholder in this offering solely for U.S. federal securities law purposes.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “GEHC.” On June 2, 2023, the closing price of our common stock as reported on Nasdaq was $79.97 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to the selling stockholder, before expenses	$	$

(1)	See “Underwriting (Conflicts of Interest)” for additional information regarding underwriting compensation.

Assuming this offering proceeds, the underwriters have the option to purchase up to an additional 3,750,000 shares of our common stock from the selling stockholder at the public offering price less the underwriting discounts and commissions for 30 days after the date of this prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-11 of the accompanying prospectus, as well as the risk factors and other information contained in the 2022 Form 10-K, which is incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters are offering the shares of our common stock as set forth under “Underwriting (Conflicts of Interest).” Delivery of the shares of our common stock will be made on or about                , 2023.

Evercore ISI		Morgan Stanley
BofA Securities	Citigroup	Goldman Sachs & Co. LLC

Prospectus Supplement dated                , 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus or to which we have referred you. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. None of GE HealthCare (as defined below), GE (as defined below), the selling stockholder or any underwriter have authorized anyone to provide you with information different from, or inconsistent with, the information contained in this prospectus supplement and the accompanying prospectus. None of GE HealthCare, GE, the selling stockholder or any underwriter are making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. We, GE, the selling stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement is a part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, the selling stockholder may from time to time sell shares of our common stock covered by this prospectus supplement and the accompany prospectus. Additionally, under the shelf process, in certain circumstances, we may provide an additional prospectus supplement that will contain certain specific information about the terms of a particular offering by the selling stockholder. We may also provide an additional prospectus supplement to add information to, or update or change information contained in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus, together with any other applicable prospectus supplement and the information incorporated by reference herein and therein, before deciding to invest in shares of our common stock. You may obtain this information without charge by following the instructions under “Where You Can Find More Information” appearing elsewhere in this prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words “GE HealthCare” “we,” “us,” “our” or the “Company” refer to GE HealthCare Technologies Inc., and the term “securities” refers to shares of our common stock.

S-ii

TRADEMARKS AND COPYRIGHTS

“GE HealthCare” and the GE Monogram Logo are trademarks of GE. Certain logos, trademarks, service marks, trade names, and copyrights referred to or incorporated by reference in this prospectus supplement belong to us or are licensed for our use. Solely for convenience, we refer to our intellectual property assets in this prospectus without the ™, ®, and © symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our intellectual property assets. Other logos, trademarks, service marks, trade names, and copyrights which may be referred to or incorporated by reference in this prospectus are the property of their respective owners, and our use or display of same should not be construed to imply a relationship with, or endorsement or sponsorship of us by, such other parties. In particular, Edison is a trademark licensed to us from the Charles Edison Fund.

INDUSTRY INFORMATION

This prospectus supplement contains or incorporates by reference various historical and projected information concerning our industry, the markets in which we participate, and our positions in these markets. Some of this information is from industry publications and other third-party sources, and other information is from our own analysis of data received from these third-party sources, our own internal data, and market research that our management team commissions for our own evaluations and planning. All of this information involves a variety of assumptions, limitations and methodologies and is inherently subject to uncertainties, and therefore you are cautioned not to give undue weight to these estimates.

S-iii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and other written or oral statements that we make from time to time contain, or will contain, certain forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about our business; information related to our business segment portfolios and strategies; financial performance, financial condition and results of operations, including revenue growth, profit, cash flows, and earnings per share; the impacts of macroeconomic and market conditions and volatility on our business operations, financial results, and financial position and on supply chains and the world economy; our strategy, innovation, and investments; our cost structure; our funding and liquidity; the impacts on our business of manufacturing, sourcing and supply chain management, the COVID-19 pandemic, and the Russia and Ukraine conflict; our operations as a stand-alone company; and risks related to foreign currency exchange, interest rates, and commodity price volatility. These forward-looking statements involve risks and uncertainties, many of which are beyond our control.

Factors that could cause our actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

•	operating in highly competitive markets;

•	the actions or inactions of third parties with whom we partner and the various collaboration, licensing, and other partnerships and alliances we have with third parties;

•	demand for our products, services, or solutions and factors that affect that demand;

•	management of our supply chain and our ability to cost-effectively secure the materials we need to operate our business;

•	disruptions in our operations;

•	changes in third-party and government reimbursement processes, rates, contractual relationships, and mix of public and private payers;

•	the ability to attract and/or retain key personnel and qualified employees;

•	the global COVID-19 pandemic and its effects on our business;

•	maintenance and protection of our intellectual property rights;

•	the impact of potential information technology, cybersecurity, or data security breaches;

•	compliance with the various legal, regulatory, tax, and other laws to which we are subject and related changes, claims, or actions;

•	ability to control increases in healthcare costs and any subsequent effect on demand for our products, services, or solutions;

•	the impact of potential product liability claims;

•	environmental, social, and governance matters;

•	our ability to successfully complete strategic transactions;

•	our ability to operate effectively as an independent, publicly traded company and achieve the benefits we expect from our Spin-Off (as defined herein) from General Electric Company; and

•	the incurrence of substantial indebtedness in connection with the Spin-Off and any related effect on our business.

S-iv

The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. You should read this prospectus supplement and the accompanying prospectus, as well as our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Q1 2023 Form 10-Q”), which are each incorporated by reference herein, completely and with the understanding that actual future results may be materially different from expectations. There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. We do not undertake any obligation to update or revise our forward-looking statements except as required by applicable law or regulation.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find More Information” and “Incorporation by Reference” herein and in the accompanying prospectus. In particular, you should carefully consider the risks and uncertainties described under the headings “Cautionary Statement Concerning Forward-Looking Statements” included in this prospectus supplement and “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference herein, including the 2022 Form 10-K.

Company Overview

GE HealthCare is a leading global medical technology, pharmaceutical diagnostics, and digital solutions innovator. We have approximately 50,000 employees dedicated to our mission to create a world where healthcare has no limits. We operate at the center of the healthcare ecosystem, enabling precision care by increasing health system capacity, enhancing productivity, digitizing healthcare delivery, and improving clinical outcomes while serving patients’ demand for greater efficiency, access, and personalized medicine. Our products, services, and solutions enable clinicians to make more informed decisions quickly and efficiently, improving patient care from diagnosis to therapy to monitoring. We have more than 125 years of experience and one of the strongest reputations in the global healthcare industry, built from our demonstrated record of delivering industry-defining innovation. This is complemented by our broad service capabilities and dedication to quality and integrity with a strong operational culture, deeply embedded in lean continuous improvement.

We generate revenue from the sale of medical devices, single-use and consumable products, service capabilities, and digital solutions. Precision care is expected to drive continued demand and opportunity for novel technologies and future innovation, as healthcare providers and researchers seek new solutions and tools for managing existing and new care pathways. The pursuit of precision care opportunities significantly expands our served industries to include integrated diagnostics, artificial intelligence (“AI”) and machine learning-based clinical decision support, highly personalized therapies enabled by more precise diagnostics, and remote patient monitoring. The scale and breadth of our portfolio, combined with our innovation capabilities, position us to be a leading enabler of precision care.

GE HealthCare has extensive reach throughout the global healthcare system for medical technology, pharmaceutical diagnostics, and digital solutions, underpinned by resilient, sustainable practices and products, and a commitment to growing access to care. We serve customers in more than 160 countries with a global team of 10,000 sales professionals, 8,300 field service engineers, and a network of 43 manufacturing sites across 17 countries.

Our customers are healthcare providers and researchers, including public, private, and academic institutions that comprise an estimated $87 billion global industry growing at a mid-single digit Compound Annual Growth Rate. We are organized into four business segments that are aligned with the industries we serve: Imaging, Ultrasound, Patient Care Solutions, and Pharmaceutical Diagnostics. Our portfolio of solutions addresses the biggest challenges facing healthcare providers and patients today, including helping to drive better patient outcomes and improved productivity for customers. These qualities foster strong trust, loyalty, and partnership with our global customer base.

GE HealthCare Technologies Inc., a Delaware corporation, completed its spin off (the “Spin-Off”) from GE on January 3, 2023. On January 4, 2023, our common stock began regular-way trading on Nasdaq under the ticker symbol “GEHC.” Our corporate headquarters are in Chicago, Illinois.

Our Industries

The breadth of our product portfolio and global presence supports an estimated $87 billion total addressable opportunity across the industries our four business segments serve. Our industries are experiencing macro trends that we expect to continue to drive sustainable long-term growth in the demand for medical technology, pharmaceutical diagnostics, and digital solutions. We expect to benefit from many of these trends as our portfolio of solutions directly addresses many of the challenges and opportunities facing our customers today. As a stand-alone company, we will accelerate investments in Research and Development (“R&D”) and innovation in areas where we see the most compelling growth opportunities, enhancing our competitive advantages.

Macro Healthcare Trends

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Growing adoption of precision care. Patients and providers are increasingly recognizing the power of precision care to improve individual outcomes while enhancing the patient experience, containing costs, customizing care, and improving provider efficiency by lowering the amount of time required to treat patients.

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Digitization of healthcare. Valuable healthcare data is increasingly being used to improve care across disease states, enhance the ability of clinicians to diagnose and treat patients, and improve clinical workflow efficiencies, often assisted by software applications that utilize AI and machine learning technologies.

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Increasing demand for healthcare driven by demographic trends. The increasing global demand for healthcare is driven by population growth, an increasing proportion of the population over the age of 65, and the increasing prevalence and treatment of chronic diseases.

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Improving access to healthcare in emerging markets. The growing middle class in many of these markets is helping to drive both government and private sector investment in healthcare systems and medical technology.

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Expansion of alternative sites of care. The delivery of care in lower acuity settings is one of the fastest growing trends in the healthcare industry, driven by lower operating costs and expanding access to more of the population.

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Adoption of the Quadruple Aim of healthcare. The Quadruple Aim of Healthcare are guiding principles for delivering better patient care. Key tenets of the Quadruple Aim include: improving population health, reducing cost of care, enhancing the patient experience, and improving provider satisfaction.

Investment Highlights

GE HealthCare has numerous competitive advantages in attractive markets that we expect to continue to drive our success and reward investors over the long term, including:

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Established Leader in Large, Attractive, and Growing Industries. The industries in which we participate represent an estimated $87 billion global industry growing at a mid-single digit Compound Annual Growth Rate. Sustainable long-term growth in our industries is driven by trends related to an aging population, increasing prevalence and diagnosis of chronic disease, innovation in minimally-invasive procedures that require imaging, and increasing access to healthcare. Our deep knowledge and global experience have made us a preferred and trusted partner of customers across our segments. With a portfolio of leading technologies developed in response to customer needs, we provide customers with critical instruments for precision care driven by a need for less costly and more specialized therapeutic treatments.

•

Track Record of Industry-Defining Innovations. GE HealthCare has been advancing healthcare with transformational innovations since 1896, including the first enclosed X-ray source, the first routine total-body CT scanner, and the first high-field magnetic resonance imaging (“MRI”) scanner. We focus on thoroughly understanding unmet customer needs through customer surveys, sponsored research, advisory boards, pilot programs, and direct feedback through our research, sales, and service channels. This unique insight helps to prioritize our R&D efforts to best deliver improved customer outcomes. Our organic innovation efforts are complemented by strategic acquisitions, investments, and collaborations, which have transformed our product portfolios and expanded our industries served.

•

At the Center of Digitization of Healthcare. GE HealthCare is at the center of the digitization of healthcare, generating and harnessing clinical data from our devices and software and those of third parties to help simplify clinical decision-making, improve the delivery of care, and drive workflow efficiency. Increasingly, hospitals and healthcare systems are demanding easier ways to deploy clinical workflow, analytics, and AI tools that improve care delivery, support efficient operations, and improve healthcare outcomes. Our Edison platform is a vendor-agnostic hosting and data aggregation platform with an integrated AI engine, reducing the IT burden that typically comes with installing and integrating applications across an enterprise. We believe that our digital solutions and deep understanding of customer needs are key competitive advantages for our business.

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Trusted Partner with Customers Across the Globe Supported by Industry-Leading Service. We have one of the strongest reputations in the global healthcare industry for service, innovation, quality, and integrity. We globally deploy a multi-channel commercial model consisting of over 10,000 sales professionals and a network of approximately 5,200 indirect third-party partners. Through our close relationships with customers, we are able to collaborate on their asset acquisition plans and clinical and business challenges and tailor our products, services, and solutions to meet their unique needs. At the foundation of our strong customer relationships is our industry-leading service offerings that extend beyond vendor-agnostic on-site repair to include remote monitoring and support of our devices enabled by connected, proactive, and predictive maintenance capabilities, lifecycle management, and asset performance management. With over 8,300 field service engineers and 46 customer service centers, we utilize our global scale and a local approach to tailor offerings to best serve individual customers around the world. In addition to strengthening our customer relationships, our service capabilities are a key driver of our financial performance, generating $6.3 billion of revenue in 2022. Our services revenue is recurring in nature and provides strong visibility to future revenue with a $9.4 billion of Remaining Performance Obligations as of year-end 2022. We serve customers in more than 160 countries aligned to four geographic regions: United States and Canada; Europe, Middle East, and Africa; China, Taiwan, Mongolia, and Hong Kong; and other geographies around the world.

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Driving Growth Mindset Through Lean for Customers and Employees. We are dedicated to creating shareholder value through consistent and sustainable earnings growth. To drive that value we have adopted and deployed lean principles to execute on our short- and long-term strategies and strengthen the operating performance of our business. To accomplish these goals, we have developed and deployed lean tools, processes, and leadership development at all levels in the organization. We focus our lean work on improvement in five critical business priorities: Safety, Quality, Delivery, Cost, and Innovation (“SQDCI”). Safety, our highest and first priority, is integrated into everything we do, from manufacturing to installation, operation, and service. We continuously strive to improve the quality, delivery, and value of products, including utilizing lean throughout manufacturing, services, commercial, and R&D operations. Our SQDCI toolkit results in more value for our customers, improved margins for GE HealthCare, and reinvestment in our business for long-term sustainable growth and innovation.

•	Attractive Financial Profile Supported by Expanding Operating Margins and Investment Grade Balance Sheet. We generated Total revenues of $18.3 billion in 2022 representing 4% growth as reported. We generate significant Free cash flow*, which supports our ability to consistently prioritize investments in strategic growth initiatives and innovation.

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Purpose-Driven and Action-Oriented Culture Led by an Experienced Management Team. Our senior leadership is a diverse team of global industry veterans with the skills and expertise required to successfully lead a stand-alone publicly-listed medical technology, pharmaceutical diagnostics, and digital solutions company. This team is leading our company through a transformational time as we execute on our next phase of growth by establishing a more decentralized organization with alignment and accountability across teams to accelerate speed in decision-making and remove complexities that will ultimately enhance our efficiency and agility. Our senior leadership team leads a purpose-driven global workforce of approximately 50,000 who have an average tenure of nine years with GE, reflecting a strong, engaged culture that centers on our purpose statement, “Create a world where healthcare has no limits.” We embrace a diverse workplace where “every voice makes a difference, and every difference builds a healthier world,” and we are committed to supporting diversity across our global teams. Our values emphasize patient and customer focus, trust, and humility with unyielding integrity, while fostering an inclusive culture.

Business Strategies

We aim to grow our business by pursuing the following strategies:

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Deliver Industry-Leading Innovations. We aim to maintain and strengthen our leading global position by continuing to deliver innovative solutions that best address our customers’ needs. From 2019 to 2022, we invested a cumulative $3.5 billion in R&D to drive our organic innovation efforts. We drive efficient use of our R&D budget by locating some of our R&D employees in lower-cost regions. We plan to further enhance our innovation efforts with inorganic investments across our business segments. We intend to increase our investment in innovation, both to enhance our core portfolio and extend our capabilities in attractive, high-growth adjacencies, including clinical decision support and workflow tools, advanced analytics and AI, 3D visualization, lower acuity patient monitoring, clinical collaboration tools, and integrated insights across multiple diagnostic modalities.

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Build Integrated Solutions Along Care Pathways. We build integrated equipment and software solutions designed to address the needs of clinicians and patients along care pathways. Our goal is to break down data silos across devices, bespoke systems (both third-party and our own), and sites of care that often delay or even prevent patients from getting the most appropriate diagnosis and treatment. Central to this approach is our focus on developing and delivering digital solutions that seamlessly integrate across workflows and departments and increasingly reside on our Edison platform for ease of deployment and enterprise-wide integration. Our care pathway approach is well supported by the breadth and depth of our portfolio, which gives us unique visibility into customer needs in clinical care areas such as oncology, cardiology, and neurology. We believe this strategy improves the value proposition of our current offerings, expands use cases for our Edison digital platform, and creates new software-as-a-service (“SaaS”) revenue sources.

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Enable Digitization at a Device, Department, and Enterprise Level. Digital innovations are changing how care is delivered and consumed around the world by improving access, quality, safety, productivity, patient experience, and customer staff satisfaction. Dictated by customer needs, we have developed distinct strategies for our digital offerings that span device (e.g. MR DL Recon), department (e.g. AW Server), and enterprise solutions (e.g. Command Center). We plan to continue leveraging Edison Platform to help deploy and scale these software solutions, while accelerating customer adoption. Edison enables customers to: (i) efficiently upgrade existing devices with advanced intelligent functions, using edge or cloud technology; (ii) integrate clinical data across multiple diagnostic and therapeutic modalities, such as pathology, radiomics, and genomics; and (iii) develop or deploy new applications with industry-standard capabilities built-in, including data privacy and cybersecurity.

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Expand Our Business by Providing Transformational Customer Solutions. We plan to expand our leading global presence by continuing to deliver transformational solutions designed around specific customer needs. The growing demand for precision care is driving a greater focus among customers for solutions that provide actionable insights for clinicians and are easily deployable for the healthcare system. We believe there is significant opportunity to utilize our core competencies of innovation, service capabilities, and digital solutions to expand our portfolio further into integrated diagnostics, AI and machine learning-based clinical decision support, highly personalized therapies enabled by more precise diagnostics, and remote patient monitoring. As the delivery of care continues to extend outside the hospital, we plan to continue growing our presence to alternative sites of care with our clinical capabilities, enabling minimally-invasive procedures and expanding into remote monitoring and home care.

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Grow in Emerging Markets with a Local Strategy Tailored to Customer Needs. We plan to continue to invest in developing tailored clinical applications, service repair operations, training, financing, and project management to better serve customer needs in emerging markets. As localization initiatives increase in important markets, such as China, India, and Brazil, the strength of our portfolio and enterprise approach is enhanced by regionally-defined commercial strategies. To address localization trends, we developed a comprehensive product development, production, and commercialization strategy reflecting local needs. We take a strategic approach to each emerging market, helping us match our strategies to the market opportunity and local needs.

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Drive Growth and Continuous Improvement Through Lean. Our focus on lean will enable us to deliver better customer outcomes while improving our operating model as a stand-alone company. We use lean to improve the customer experience and achieve reductions in product and service costs by focusing on having a diverse and qualified supplier base, enhancing logistics productivity, employing design-for-value principles, and driving digitization of our services delivery to deliver more value for customers while improving operating margins across the portfolio. We deploy lean methods for driving growth, innovation, and operating efficiencies across our company.

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Focus on Disciplined, Strategic M&A Transactions. We will continue to focus on paying down debt and delivering disciplined and targeted inorganic growth through strategic transactions, including acquisitions, mergers, investments, joint ventures, and other expansions of our operations that leverage our existing platform. Our M&A focus remains on transactions that will accelerate our strategies, expand capabilities, and drive attractive returns.

Summary of Risk Factors

An investment in our company is subject to a number of risks. These risks relate to our business, the healthcare industry, data privacy, laws and regulations, financing and capital markets activities, the Spin-Off, and our common stock, and the securities market. Any of these risks and other risks could materially and adversely affect our business, results of operations, cash flows, and financial condition and the actual outcome of matters as to which forward-looking statements are made in this prospectus. Please read the information in the section captioned “Risk Factors” of the accompanying prospectus, as well as the 2022 Form 10-K, for a description of the principal risks that we face. Some of the more significant challenges and risks we face include the following:

•	We operate in highly competitive markets, competition may increase in the future, and our industry may be disrupted, requiring us to lower prices or resulting in a loss of market share.

•	Our business dealings involve third-party partners in various markets and the actions or inactions of these third parties could adversely affect our business.

•	Our inability to complete strategic transactions or to successfully integrate acquisitions could adversely affect our business.

•

Our inability to manage our supply chain or obtain supplies of components or raw materials has restricted and may continue to restrict the manufacturing of products, cause delays in delivery, or significantly increase our costs.

•	Any interruption in the operations of our manufacturing facilities may impair our ability to deliver products or provide services.

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We have significant net liabilities with respect to our postretirement benefit plans, including increases in pension, healthcare, and life insurance benefits obligations, and the actual costs and related cash flows of these obligations could exceed current estimates.

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If we are unable to attract or retain key personnel and qualified employees, or maintain relations with our employees, unions, and other employee representatives, it could adversely affect our business.

•	We are exposed to risks relating to the global COVID-19 pandemic.

•	We may be unable to obtain, maintain, protect, or effectively enforce our intellectual property rights.

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Increased cybersecurity requirements, vulnerabilities, threats, and more sophisticated and targeted computer crimes pose a risk to our systems, networks, products, solutions, services, and data, as well as our reputation, which could adversely affect our business.

•	We are subject to stringent privacy laws and information security policies and regulations.

•	Our increasing focus on and investment in cloud, edge, artificial intelligence, and software offerings presents risks to our business.

•	Failure to comply with the U.S. FCPA and similar anti-corruption and anti-bribery laws has resulted and could continue to result in civil or criminal sanctions and adversely affect our business.

•	We are subject to anti-kickback and false claims laws and failure to comply with these laws could adversely affect our business.

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If we do not successfully manage our collaboration arrangements, licensing arrangements, joint ventures, or strategic alliances with third parties, we may not realize the expected benefits from such arrangements, which could adversely affect our business.

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Efforts by public and private payers to control increases in healthcare costs may lead to lower reimbursements or increased utilization controls related to the use of our products by healthcare providers, which may affect the price of and demand for our products, services, or solutions.

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We are exposed to risks associated with product liability claims that have been and may be brought against us or as a result of the actions or inactions of our customers or third parties that are outside of our control.

•	Our business operations are subject to extensive laws and regulations, and any changes thereto or violations thereof could have a material adverse effect on our business.

•	Increasing attention to ESG matters, including environmental, health, and safety matters, may impose additional costs on our business and expose us to new risks.

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We incurred new indebtedness concurrently with our recent Spin-Off from GE, and the degree to which we are leveraged could adversely affect our business, results of operations, cash flows, and financial condition.

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Substantial sales of our common stock may occur in the future, including the disposition by GE of our shares of common stock that it retained after our recent Spin-Off from GE, either of which could cause our stock price to decline or be volatile.

The Debt-for-Equity Exchange

In connection with this offering, GE is expected to exchange up to 28,750,000 shares of our common stock for certain indebtedness of GE held by the MS Lenders, pursuant to a debt-for-equity exchange agreement expected to be entered into on the date of this prospectus supplement. MS&Co, as the selling stockholder in this offering by designation of the MS Lenders, would then offer those shares of our common stock to the underwriters in this offering for cash. If consummated, the debt-for-equity exchange would occur on the settlement date of this offering, immediately prior to, and the consummation of the debt-for-equity exchange is a condition to, the settlement of the selling stockholder’s sale of the shares to the underwriters. As a result, the consummation of the debt-for-equity exchange is also a condition to the settlement of the underwriters’ sale of the shares to prospective investors. As a result of this debt-for-equity exchange, if completed, GE may be deemed to be a selling stockholder in this offering solely for U.S. federal securities law purposes.

The indebtedness of GE expected to be exchanged by the debt-for-equity exchange parties would consist of a term loan of GE in the aggregate principal amount of $                million, which is an amount, if the underwriters exercise in full their option to purchase additional shares, of indebtedness that is expected to be sufficient to acquire all of the shares of our common stock to be sold by the selling stockholder in this offering. If the amount of the shares of common stock to be sold in this offering is not sufficient to satisfy the aggregate principal amount of the indebtedness of GE held by the selling stockholder or one or more of its affiliates (excluding any accrued interest), any remaining aggregate principal amount of such indebtedness will be paid with cash on hand by GE. Upon (and assuming) completion of the debt-for-equity exchange, the GE indebtedness exchanged in such debt-for-equity exchange would be satisfied and discharged. We do not guarantee or have any other obligations in respect of the GE indebtedness. See “Underwriting (Conflicts of Interest) — The Debt-for-Equity Exchange” for additional information.

Upon (and assuming) completion of the debt-for-equity exchange, GE will continue to own shares of our common stock. See “Selling Stockholder.”

The selling stockholder is also acting as an underwriter in this offering. See “Underwriting (Conflicts of Interest).”

THE OFFERING

Common stock offered by the selling stockholder	25,000,000 shares of our common stock (or 28,750,000 shares of our common stock if the underwriters exercise in full their option to purchase additional shares).

Option to purchase additional shares	The selling stockholder has granted the underwriters a 30-day option to purchase up to 3,750,000 additional shares of our common stock from the selling stockholder at the public offering price.

Common stock held by GE immediately after the debt-for-equity exchange, assuming full exercise of the underwriters’ option to purchase additional shares from the selling stockholder.	61,581,302 shares of our common stock

Selling stockholder	MS&Co, as the designee of the MS Lenders.

Pursuant to a debt-for-equity exchange agreement expected to be entered into on the date of this prospectus supplement, GE would exchange all of the shares of our common stock being sold in this offering for certain outstanding indebtedness of GE then owned by the selling stockholder. The selling stockholder is offering to sell shares for cash pursuant to this offering. No new shares of our common stock will be issued in this offering. As a result of this debt-for-equity exchange, if completed, GE may be deemed to be a selling stockholder in this offering solely for U.S. federal securities law purposes.

Use of proceeds	Neither we nor GE would receive any proceeds from the sale of the common stock in this offering, including from any exercise by the underwriters of their option to purchase additional shares. All of the net proceeds from this offering would be received by the selling stockholder, as the designee of the MS Lenders. Prior to the settlement of this offering, the selling stockholder is expected to acquire the common stock being sold in this offering from GE in exchange for certain outstanding indebtedness of GE owned by the selling stockholder at such time. Upon (and assuming) the completion of the debt-for-equity exchange, the GE indebtedness exchanged in such debt-for-equity exchange would be satisfied and discharged. See “Underwriting (Conflicts of Interest) — The Debt-for-Equity Exchange,” “Selling Stockholder” and “Use of Proceeds.”

Conflicts of interest

Because 5% or more of the net proceeds of this offering will be received by affiliates of MS&Co in connection with the satisfaction and discharge of the GE indebtedness exchanged in the debt-for-equity exchange, and MS&Co is an underwriter in this offering,

MS&Co would be deemed to have a “conflict of interest” under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 (“Rule 5121”). Accordingly, this offering will be conducted in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Risk factors	For a discussion of risks and uncertainties involved with an investment in our common stock, see “Risk Factors” beginning on page 5 of the accompanying prospectus, as well as the risk factors and other information contained in the 2022 Form 10-K, which is incorporated by reference into this prospectus supplement.

Listing	Our common stock is listed on Nasdaq under the symbol “GEHC.”

Unless we indicate otherwise, all information in this prospectus supplement is based on 454,677,236 shares of our common stock outstanding as of April 18, 2023 and excludes (i) 40,923,900 shares of common stock reserved for issuance under the GE HealthCare 2023 Long-Term Incentive Plan and (ii) 8,790,280 shares of common stock available for purchase under the GE HealthCare mirror long-term incentive plans.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following summary financial data reflects the combined operations of GE HealthCare. The summary historical and unaudited pro forma condensed consolidated and combined financial data shown below should be read in conjunction with the section of the accompanying prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” the section of each of the 2022 Form 10-K and Q1 2023 Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the section entitled “Related Person Transactions and Other Information” incorporated by reference from our 2023 proxy statement into the 2022 Form 10-K, as well as our consolidated and combined financial statements and the corresponding notes incorporated by reference in this prospectus supplement. For factors that could cause actual results to differ materially from those presented in the summary historical and pro forma condensed consolidated and combined financial data, see “Cautionary Statement Concerning Forward-Looking Statements” herein and “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference herein, including the 2022 Form 10-K.

We derived the summary historical combined financial information for each of the fiscal years in the three year period ended December 31, 2022, from our combined financial statements and for each of the three months ended March 31, 2023 and 2022 from our unaudited condensed consolidated and combined financial statements, which are incorporated by reference herein.

The summary unaudited pro forma condensed combined financial information for the year ended December 31, 2022, has been derived from our unaudited pro forma condensed combined financial information, which is included elsewhere in this prospectus supplement.

	Pro Forma	Historical
	Year ended December 31, 2022	Three months ended March 31,		Years ended December 31,
($ in millions)		2023	2022	2022	2021	2020
Total revenues	$18,341	$4,707	$4,343	$18,341	$17,585	$17,164
Cost of revenues	11,162	2,816	2,665	11,162	10,411	10,397

Gross profit	7,179	1,891	1,678	7,179	7,174	6,767

Selling, general and administrative	3,771	1,062	931	3,631	3,563	3,237
Research and development	1,026	270	238	1,026	816	810

Total operating expenses	4,797	1,332	1,169	4,657	4,379	4,047

Operating income	2,382	559	509	2,522	2,795	2,720

Net income attributable to GE HealthCare	$1,445	$372	$389	$1,916	$2,247	$13,846
Cash from operating activities-continuing operations	n/a	$468	$468	$2,134	$1,607	$2,618

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully all of the risks described in the section entitled “Risk Factors” beginning on page 5 of the accompanying prospectus, as well as the risk factors and other information contained in the 2022 Form 10-K, which is incorporated by reference into this prospectus supplement, before making a decision to invest in our common stock. See “Where You Can Find More Information” below.

USE OF PROCEEDS

We will not issue any new shares of our common stock, and neither we nor GE will receive any proceeds from the sale of the common stock in this offering, including from any exercise by the underwriters of their option to purchase additional shares. All of the net proceeds from this offering would be received by the selling stockholder, as the designee of the MS Lenders. Prior to the settlement of this offering, the selling stockholder is expected to acquire the common stock being sold in this offering from GE in exchange for certain outstanding indebtedness of GE owned by the selling stockholder at such time. Upon (and assuming) the completion of the debt-for-equity exchange, the GE indebtedness exchanged in such debt-for-equity exchange would be satisfied and discharged. See “Underwriting (Conflicts of Interest).”

Because 5% or more of the net proceeds of this offering will be received by affiliates of MS&Co in connection with the satisfaction and discharge of the GE indebtedness exchanged in the debt-for-equity exchange, and MS&Co is an underwriter in this offering, MS&Co would be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Underwriting (Conflicts of Interest) — Conflicts of Interest and Relationships.”

SELLING STOCKHOLDER

The following table provides information with respect to the beneficial ownership of our common stock, as of April 18, 2023, by GE, which as of such date is the only beneficial owner of more than 5% of the Company’s outstanding common stock and which might be deemed to be a selling stockholder in this offering, solely for U.S. federal securities law purposes, as a result of the debt-for-equity exchange with the selling stockholder, if consummated. The percentages of beneficial ownership provided in the table below are based on 454,677,236 shares of our common stock outstanding as of April 18, 2023.

The selling stockholder, MS&Co, as the designee of the MS Lenders, is offering all of the shares of common stock being sold in this offering. All 25,000,000 shares of our common stock that are being offered and sold in this offering are currently held by GE. GE has, to our knowledge, sole investment power with respect to all 25,000,000 shares of our common stock that are being offered and sold in this offering. Pursuant to a debt-for-equity exchange agreement expected to be entered into on the date of this prospectus supplement, GE would exchange all of the shares of our common stock being sold in this offering for certain outstanding indebtedness of GE then owned by the selling stockholder. The selling stockholder is offering to sell shares for cash pursuant to this offering.

After giving effect to the expected debt-for-equity exchange, and assuming exercise of the underwriters’ option to purchase additional shares from the selling stockholder, MS&Co would hold approximately 6.3% of the shares of our common stock acquired from GE in the debt-for-equity exchange, all of which shares are offered to be sold by the selling stockholder, as the designee of the MS Lenders, in this offering. See “Underwriting (Conflicts of Interest) — The Debt-for-Equity Exchange.”

	Number of Shares of Our Common Stock Beneficially Owned Prior to the Offering Contemplated by this Prospectus Supplement		Number of Shares of Our Common Stock Beneficially Owned After The Offering Contemplated by this Prospectus Supplement (Assuming Exercise of the Underwriters’ Option to Purchase Additional Shares)
Name of Beneficial Owner	Number of Shares	Percentage of our Common Stock Outstanding	Number of Shares	Percentage of our Common Stock Outstanding
General Electric Company	90,331,302	19.9%	61,581,302	13.5%

The address of General Electric Company is One Financial Center, Suite 3700, Boston, Massachusetts 02111. For information regarding certain material relationships between the selling stockholder and the Company, see “Related Person Transactions and Other Information” incorporated by reference from our 2023 proxy statement into the 2022 Form 10-K, the information in Note 17, “Related Parties” in the notes to the combined audited financial statements in the 2022 Form 10-K, and the information in Note 18, “Related Parties” in the notes to the condensed consolidated and combined unaudited financial statements in the Q1 2023 Form 10-Q, each of which is incorporated by reference into this prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

For a summary of certain U.S. federal income tax consequences to non-U.S. holders (as defined in the prospectus accompanying this prospectus supplement) of the ownership and disposition of shares of our common stock as of the date hereof, please refer to “Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders” in the prospectus accompanying this prospectus supplement.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Evercore Group L.L.C. and MS&Co are acting as representatives, have severally agreed to purchase, and the selling stockholder has agreed to sell to them, severally, the number of shares set forth opposite its name below:

Underwriters	Number of Shares
Evercore Group L.L.C.
Morgan Stanley & Co. LLC
BofA Securities, Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC

Total:	25,000,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $             per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

The selling stockholder has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 3,750,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The selling stockholder is expected to acquire the total number of shares being sold in this offering from GE pursuant to the debt-for-equity exchange. The pricing with respect to the debt-for-equity exchange would (i) be negotiated at arm’s length, (ii) involve a fixed dollar amount and (iii) not contain any variable component. See “— The Debt-for-Equity Exchange.”

Commissions and Discounts

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us and the selling stockholder. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional shares of common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions:	$	$	$

The underwriters have agreed to purchase the shares of our common stock from the selling stockholder at a price of $             per share, which will result in $             of proceeds to the selling stockholder before expenses.

GE has agreed to pay $             in connection with the debt-for-equity exchange to a designee of the MS Lenders, which amount is equal to the aggregate underwriting discount that will be paid by the selling stockholder. The selling stockholder will use these funds to pay the underwriting discount in this offering. The Company has agreed to reimburse the underwriters in connection with certain fees and expenses incurred in connection with the review and qualification of the offering of the shares of our common stock by FINRA in an amount not to exceed $15,000. In addition, GE has agreed to reimburse the selling stockholder in connection with certain fees and expenses incurred in connection with the debt-for-equity exchange. The underwriting discount will equal $             per share or $             in the aggregate.

The aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from this offering.

No Sales of Similar Securities

The Company has agreed that, without the prior written consent of the representatives, it will not, during the period ending 90 days after the date of this prospectus supplement (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of any class of stock of the Company (collectively, the “Restricted Securities” for purposes of this paragraph and the immediately following paragraph) or any other securities convertible into or exercisable or exchangeable for any Restricted Securities; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Restricted Securities or such other securities, in cash or otherwise; (c) file any registration statement with the Commission relating to the offering of any Restricted Securities or any securities convertible into or exercisable or exchangeable for any Restricted Securities, subject to certain exceptions; or (d) publicly announce any intention to engage in any of the transactions described in clauses (a) through (c) above.

The restrictions contained in the preceding paragraph shall not apply to (a) the shares of common stock to be sold by the selling stockholder pursuant to this prospectus supplement, (b) the issuance by the Company of shares of common stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus supplement, (c) the issuance by the Company of options to purchase shares of common stock and other equity incentive compensation, including restricted stock or restricted stock units, under stock option or similar plans or under stock option or similar plans of companies acquired by the Company in effect as of the date of this prospectus supplement, (d) any shares of common stock issued upon the exercise of options granted under such stock option or similar plans or under stock option or similar plans of companies acquired by the Company in effect on the date of this prospectus supplement, (e) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such stock option or similar plans, or (f) the issuance by the Company of common stock or securities convertible into common stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided that the aggregate number of shares of common stock the Company may issue or agree to issue pursuant to this clause (f) during the Restricted Period shall not exceed 5% of the total number of shares of common stock issued and outstanding on the closing date of the offering of the shares of common stock and provided further that, in the case of any issuance pursuant to this clause (f), any recipient of shares of common stock shall have executed and delivered to the representatives a lock-up agreement.

In addition, GE has agreed that, without the prior written consent of the representatives, GE will not during the Restricted Period: (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (collectively, “Transfer”), directly or indirectly, any shares of any class of stock of the Company (collectively, the “Company Securities” for purposes of this paragraph and the immediately following paragraph) or any other securities convertible into or exercisable or exchangeable for any Company Securities (collectively, the “Restricted Securities” for purposes of this paragraph and the immediately following paragraph); (b) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of any Company Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Company Securities or such other securities, in cash or otherwise; (c) file any registration statement with the Commission relating to the offering of any Restricted Securities; or (d) publicly announce any intention to engage in any of the transactions described in clauses (a) through (c) above; provided that this clause (d) shall not apply to disclosure by GE of its general intent with respect to its Company Securities if such disclosure makes no reference to any specific transaction of the type described in clause (a), (b) or (c). The foregoing precludes GE from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Company Securities, or any securities convertible into or exercisable or exchangeable for Company Securities.

The restrictions contained in the preceding paragraph shall not apply to (a) the sale by the selling stockholder of the common stock to be sold pursuant to this prospectus supplement and the registration of the offer and sale of the common stock under the Securities Act; (b) transactions by GE relating to Company Securities or other securities acquired in open market transactions after the completion of the offering of the Securities; provided that any Restricted Securities Transferred pursuant to clause (c) below shall be deemed to not have been acquired in open market transactions for purposes of this clause (b); (c) Transfers by GE of Restricted Securities; provided that each transferee, only to the extent such transferee is not GE at the time of such Transfer, shall enter into a written agreement accepting the restrictions set forth herein as if it were GE; (d) Transfers of Restricted Securities to the Company or any of its subsidiaries; (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of Restricted Securities; (f) Transfers of Restricted Securities pursuant to a bona fide third party tender offer, merger, consolidation, stock exchange or similar transaction that is approved by the Board of Directors of the Company involving a Change of Control (as defined below) of the Company; or (g) ordinary course statements by GE about its intent to dispose of the Restricted Securities of the Company. For purposes of clause (f) above, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting shares of the Company. In addition, GE agrees that, without the prior written consent of the representatives, GE will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Restricted Securities if such demand or exercise would result in a public announcement of or public filing (whether of a registration statement with the SEC or any other public filing) with respect to the same during the Restricted Period.

In addition, the Company’s directors and officers have agreed that, without the prior written consent of the representatives, they will not during the Restricted Period: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by such director or officer or any other securities so owned convertible into or exercisable or exchangeable for any class of stock of the Company (the “Restricted Securities” for purposes of this paragraph and the immediately following paragraph), (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Restricted Securities or such other securities, in cash or otherwise or (3) publicly announce any intention to engage in any of the transactions described in clauses (1) or (2) above.

The restrictions contained in the preceding paragraph shall not apply to (a) transactions relating to Restricted Securities or other securities acquired in open market transactions after the completion of this offering; (b) if such director or officer is a natural person, transfers of Restricted Securities or any security convertible into Restricted Securities by gift to immediate family members of such director or officer or to a trust the beneficiaries of which are exclusively such director or officer or immediate family members of such director or officer or as a bona fide gift; (c) if such director or officer is a corporation, partnership, limited liability company or other business entity, a disposition, transfer or distribution of Restricted Securities or any security convertible into Restricted Securities to limited or general partners, members or stockholders of such director or officer; (d) if such director or officer is an individual, transfers of Restricted Securities or any security convertible into or exchange or exercisable for Restricted Securities by will or intestacy, or transfers to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee, provided that, (A) in the case of any transfer or distribution pursuant to clause (b), (c), or (d), each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter, (B) in the case of any transfer or distribution pursuant to clause (a), (b) or (c), no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made; provided that this clause (B) shall not apply to any transfer or distribution by any director or officer of the Company (excluding “named executive officers” of the Company as defined in Item 402(a)(3) of Regulation S-K under the Securities Act) more than 45 days after the date of this prospectus supplement (such transfers or distributions contemplated by this proviso, “Permissible D&O Transfers”), and (C) in the case of any transfer or distribution pursuant to clause (d) and any Permissible D&O Transfer, any filing under the Exchange Act or announcement by such director or officer relating to such transfer or distribution shall briefly note the applicable circumstances that cause such clause to apply and explain that the filing or announcement relates solely to transfers or distributions falling within the category described in the relevant clause; (e) transfers to the Company, as permitted or required under any benefit plans or the Company’s certificate of incorporation or bylaws in connection with the repurchase or forfeiture of Restricted Securities or any security convertible into or exchangeable or exercisable for Restricted Securities issued pursuant to any benefit plans as in effect on the date of this prospectus supplement or pursuant to the agreements pursuant to which such Restricted Securities were issued, as in effect in all material respects on the date of this prospectus supplement; (f) the receipt by such director or officer from the Company of Restricted Securities upon the exercise of options or any transfer of Restricted Securities or securities convertible into Restricted Securities to the Company upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis or otherwise or for the purpose of satisfying any withholding taxes due as a result of the exercise of such options; or (g) the establishment of a 10b5-1 Plan for the transfer, sale or any other disposition of Restricted Securities. In addition, the directors and officers agree that, without the prior written consent of the representatives, the directors and officers will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Restricted Securities or any security convertible into or exercisable or exchangeable for Restricted Securities. Notwithstanding the foregoing, in the case of the directors and officers of the Company (excluding “named executive officers” of the Company as defined in Item 402(a)(3) of Regulation S-K under the Securities Act), transfers in the aggregate of up to                  shares of common stock during the Restricted Period may be made without the prior written consent of the representatives.

Listing

Our common stock has been approved for quotation on Nasdaq under the trading symbol “GEHC.” derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such

Price Stabilization and Short Positions

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under their option to purchase additional shares. The underwriters can close out a covered short sale by exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under their option to purchase additional shares. The underwriters may also sell shares in excess of their option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Indemnification

We, the selling stockholder and GE have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Electronic Distribution

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Conflicts of Interest and Relationships

Because 5% or more of the net proceeds of this offering will be received by affiliates of MS&Co in connection with the satisfaction and discharge of the GE indebtedness exchanged in the debt-for-equity exchange, and MS&Co is an underwriter in this offering, MS&Co would be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with FINRA Rule 5121, MS&Co will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

The Debt-for-Equity Exchange

In connection with this offering, GE is expected to exchange up to 28,750,000 shares of our common stock for certain indebtedness of GE held by the MS Lenders. MS&Co, as the designee of the MS Lenders, would then offer those shares of our common stock to the underwriters in this offering for cash. If consummated, the debt-for-equity exchange would occur on the settlement date of this offering, immediately prior to, and the consummation of the debt-for-equity exchange is a condition to, the settlement of the selling stockholder’s sale of the shares to the underwriters. As a result, the consummation of the debt-for-equity exchange is also a condition to the settlement of the underwriters’ sale of the shares to prospective investors.

GE, the MS Lenders, and MS&Co, as the selling stockholder and the designee of the MS Lenders, expect to enter into an exchange agreement on the date of this prospectus supplement. Under the exchange agreement, subject to certain conditions, MS&Co, as principal for its own account, expects to exchange debt obligations of GE held by selling stockholder or one or more of its affiliates for shares of our common stock to be sold in this offering held by GE. The selling stockholder would acquire and then sell those shares of common stock as principal for its own account, rather than on GE’s behalf, to the underwriters for cash. The pricing with respect to the debt-for-equity exchange would (i) be negotiated at arm’s length, (ii) involve a fixed dollar amount and (iii) not contain any variable component.

The indebtedness of GE expected to be exchanged by the debt-for-equity exchange parties would consist of a term loan of GE in the aggregate principal amount of $             million, which is an amount, if the underwriters exercise in full their option to purchase additional shares, of indebtedness that is expected to be sufficient to acquire all of the shares of our common stock to be sold by the selling stockholder in this offering. If the amount of the shares of common stock to be sold in this offering is not sufficient to satisfy the aggregate principal amount of the indebtedness of GE held by the selling stockholder or one or more of its affiliates (excluding any accrued interest), any remaining aggregate principal amount of such indebtedness will be paid with cash on hand by GE. Upon (and assuming) completion of the debt-for-equity exchange, the GE indebtedness exchanged in such debt-for-equity exchange would be satisfied and discharged. We do not guarantee or have any other obligations in respect of the GE indebtedness.

Under U.S. federal securities laws, the selling stockholder would be deemed to be an underwriter with respect to any shares of common stock that it acquires in the debt-for-equity exchange, if consummated, and sells in this offering; however, references to the underwriters in this prospectus supplement refer only to the underwriters listed in the first paragraph of this “Underwriting (Conflicts of Interest)” section and acting in their capacity as underwriters. GE may also be deemed a selling stockholder solely for U.S. federal securities laws purposes with respect to any shares of common stock that the selling stockholder acquires from GE in the debt-for-equity exchange, if consummated, and sells in this offering.

Selling Restrictions

Notice to Prospective Investors in Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Relevant Member State, no common stock have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined in the Article 6 of the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no common stock has been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having S-23 professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Ireland

This prospectus supplement and accompanying prospectus has not been prepared in accordance with and is not a “prospectus” for the purposes of the Prospectus Regulation and has not been reviewed or approved by the Central Bank of Ireland or any other competent authority for the purposes of the Prospectus Regulation and is referred to as a “prospectus” because this is the terminology used for such an offer document in the U.S. No action may be taken with respect to the common stock in Ireland otherwise than in conformity with the provisions of (1) the European Union (Markets in Financial Instruments) Regulations 2017, including, without limitation, Regulations 5 thereof or any codes of conduct issued in connection therewith, Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No. 648/2012 and all implementing measures, delegated acts and guidance in respect thereof and the provisions of the Investor Compensation Act 1998, (2) the Companies Act 2014, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (3) Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any rules or guidelines issued under section 1363 of the Companies Act 2014 by the Central Bank of Ireland and (4) Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules or guidelines issued under section 1370 of the Companies Act 2014 by the Central Bank of Ireland.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong. The information contained in this prospectus supplement is for information purposes only and does not constitute an offer, solicitation, invitation or recommendation to subscribe for or purchase any share or other securities, other products or to provide any investment advice. You are advised to exercise caution in relation to this prospectus supplement. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and in the manner as permitted under the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“C(WUMP)O”) and the SFO and any rules made under that Ordinance; (b) in other circumstances which do not result in the document being a “prospectus” as defined in the C(WUMP)O or (c) in circumstances which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation, offer or any other document relating to the shares has been or may be issued, circulated, distributed or has been or may be in the possession of any person for the purposes of issue, circulation and distribution in each case, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and in the manner as permitted under the C(WUMP)O and the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice of Recommendations of Investment Products).

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be listed or admitted to trading on the SIX Swiss Exchange or on any other trading venue (the exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

EXPERTS

The financial statements of GE HealthCare Technologies Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The combined financial statements of GE HealthCare Technologies Inc. (a carve-out business of General Electric Company) for the year ended December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus supplement will be passed upon for us by Gibson, Dunn & Crutcher LLP. GE is being represented in connection with this offering by Paul, Weiss, Rifkind, Wharton & Garrison LLP. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. We file annual, quarterly and special reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our SEC filings are also available to the public free of charge on the investor relations portion of our website located at https://investor.gehealthcare.com. Information on, or accessible through, our website is not incorporated by reference herein and is not otherwise intended to be part of this prospectus.

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement certain information we have filed with the SEC. This means that we disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this offering memorandum and you should not consider that information a part of this prospectus supplement. We incorporate by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 15, 2023;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on April 25, 2023;

•

the portions of Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2023, that are incorporated by reference into Part III of the Annual Report on Form 10-K for the year ended December 31, 2022; and

•

our Current Reports on Form 8-K filed with the SEC on January 4, 2023, January  10, 2023 (other than information furnished under Items 2.02 and 7.01 and exhibits related thereto), February  3, 2023, February 24, 2023, March 3, 2023, March 24, 2023, May 9, 2023 and May 25, 2023.

Any information contained in this prospectus supplement or in any document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement.

The reports and documents incorporated by reference into this prospectus supplement are available to the public free of charge on the investor relations portion of our website located at https://investor.gehealthcare.com.

We also hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the reports or documents that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

GE HealthCare Technologies Inc.

500 W. Monroe Street

Chicago, Illinois 60661

Attention: Investor Relations

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 5, 2023

GE HealthCare Technologies Inc.

Up to 90,331,302 Shares

Common Stock

This prospectus relates to the offer and sale of up to 90,331,302 shares of our common stock, par value $0.01 per share (the “common stock”). All of these shares of our common stock are currently held by General Electric Company (“GE”). We are registering such shares under the terms of a Stockholder and Registration Rights Agreement between us and GE.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “GEHC.” On June 2, 2023, the closing price of our common stock as reported on Nasdaq was $79.97 per share.

The shares of our common stock registered hereby may be offered and sold by GE through one or more underwriters or broker-dealers (or affiliates thereof). GE may also exchange shares of our common stock for certain indebtedness of GE held by a debt-for-equity exchange party (as defined herein), which debt-for-equity exchange party may offer for sale shares of our common stock acquired pursuant to such debt-for-equity exchange pursuant to a prospectus supplement. References herein to the selling stockholder shall refer to GE or a debt-for-equity exchange party, as applicable.

If the shares of our common stock are sold by a selling stockholder through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

At the time the selling stockholder offers shares registered by this prospectus, we will provide a prospectus supplement, if required, that will contain specific information about the terms of the offering and that may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

The selling stockholder may offer the shares in amounts, at prices and on terms determined by market conditions at the time of the offering. The selling stockholder may sell shares through agents it selects or through underwriters and dealers it selects. The selling stockholder also may sell shares directly to investors. If the selling stockholder uses agents, underwriters or dealers to sell the shares, we will name them and describe their compensation in a prospectus supplement.

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 5 and any risk factors described in any accompanying prospectus supplement, as well as the risk factors and other information contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, which are incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell, in one or more offerings, shares of our common stock.

At the time the selling stockholder offers shares of our common stock registered by this prospectus, if required, we will provide a prospectus supplement that will contain specific information about the terms of the offering and that may add to or update the information in this prospectus or incorporated by reference in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read this prospectus, the information incorporated by reference into this prospectus and any applicable prospectus supplement as well as any post-effective amendments to the registration statement of which this prospectus forms a part before you make any investment decision.

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus. See “Incorporation by Reference.” You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information incorporated by reference or contained in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor the selling stockholder has authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus filed with the SEC and we take no responsibility for any other information that others may give you. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, operating results or financial condition may have changed since such date.

Unless the context otherwise requires, references in this prospectus to the “Company,” “GE HealthCare,” “we,” “us” and “our” refer to GE HealthCare Technologies Inc. and its direct and indirect subsidiaries.

i

TRADEMARKS AND COPYRIGHTS

“GE HealthCare” and the GE Monogram Logo are trademarks of GE. Certain logos, trademarks, service marks, trade names, and copyrights referred to or incorporated by reference in this prospectus belong to us or are licensed for our use. Solely for convenience, we refer to our intellectual property assets in this prospectus without the ™, ®, and © symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our intellectual property assets. Other logos, trademarks, service marks, trade names, and copyrights which may be referred to or incorporated by reference in this prospectus are the property of their respective owners, and our use or display of same should not be construed to imply a relationship with, or endorsement or sponsorship of us by, such other parties. In particular, Edison is a trademark licensed to us from the Charles Edison Fund.

INDUSTRY INFORMATION

This prospectus contains or incorporates by reference various historical and projected information concerning our industry, the markets in which we participate, and our positions in these markets. Some of this information is from industry publications and other third-party sources, and other information is from our own analysis of data received from these third-party sources, our own internal data, and market research that our management team commissions for our own evaluations and planning. All of this information involves a variety of assumptions, limitations and methodologies and is inherently subject to uncertainties, and therefore you are cautioned not to give undue weight to these estimates.

ii

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our common stock, you should carefully read the entire prospectus and the documents incorporated by reference herein, including the sections titled “Risk Factors” in this prospectus and any documents incorporated by reference herein. Some of the statements in the following summary constitute forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements.”

Introduction

GE HealthCare is a leading global medical technology, pharmaceutical diagnostics, and digital solutions innovator. We have approximately 50,000 employees dedicated to our mission to create a world where healthcare has no limits. We operate at the center of the healthcare ecosystem, enabling precision care by increasing health system capacity, enhancing productivity, digitizing healthcare delivery, and improving clinical outcomes while serving patients’ demand for greater efficiency, access, and personalized medicine. Our products, services, and solutions enable clinicians to make more informed decisions quickly and efficiently, improving patient care from diagnosis to therapy to monitoring. We have more than 125 years of experience and one of the strongest reputations in the global healthcare industry, built from our demonstrated record of delivering industry-defining innovation. This is complemented by our broad service capabilities and dedication to quality and integrity with a strong operational culture, deeply embedded in lean continuous improvement.

We generate revenue from the sale of medical devices, single-use and consumable products, service capabilities, and digital solutions. Precision care is expected to drive continued demand and opportunity for novel technologies and future innovation, as healthcare providers and researchers seek new solutions and tools for managing existing and new care pathways. The pursuit of precision care opportunities significantly expands our served industries to include integrated diagnostics, artificial intelligence and machine learning-based clinical decision support, highly personalized therapies enabled by more precise diagnostics, and remote patient monitoring. The scale and breadth of our portfolio, combined with our innovation capabilities, position us to be a leading enabler of precision care.

GE HealthCare has extensive reach throughout the global healthcare system for medical technology, pharmaceutical diagnostics, and digital solutions, underpinned by resilient, sustainable practices and products, and a commitment to growing access to care. We serve customers in more than 160 countries with a global team of 10,000 sales professionals, 8,300 field service engineers, and a network of 43 manufacturing sites across 17 countries.

Our customers are healthcare providers and researchers, including public, private, and academic institutions that comprise an estimated $87 billion global industry growing at a mid-single digit compound annual growth rate. We are organized into four business segments that are aligned with the industries we serve: Imaging, Ultrasound, Patient Care Solutions, and Pharmaceutical Diagnostics. Our portfolio of solutions addresses the biggest challenges facing healthcare providers and patients today, including helping to drive better patient outcomes and improved productivity for customers. These qualities foster strong trust, loyalty, and partnership with our global customer base.

GE HealthCare completed its spin-off from GE on January 3, 2023. On January 4, 2023, our common stock began regular-way trading on Nasdaq under the ticker symbol “GEHC.” See “The Spin-Off” and “Relationship with GE” below. Our corporate headquarters are in Chicago, Illinois.

The Spin-Off

On January 3, 2023, GE completed the previously announced spin-off of GE HealthCare Technologies Inc. (the “Spin-Off”). The Spin-Off was completed through a distribution of approximately 80.1% of the Company’s outstanding common stock to holders of record of GE’s common stock as of the close of business on December 16, 2022 (the “Distribution”). Prior to the Distribution, all of the shares of the Company’s common stock were held by GE. As a result of the Distribution, the Company became an independent public company.

Relationship with GE

Historically, we have relied on GE to manage certain aspects of our operations and provide us certain services, the costs of which have historically been either allocated or directly billed to us. Historical costs for such services may not necessarily reflect the actual expenses we would have incurred, or will incur, as an independent company. In connection with the Spin-Off, we entered into the Separation and Distribution Agreement with GE as well as other agreements with GE, including a Transition Services Agreement, a Tax Matters Agreement, an Employee Matters Agreement, a Trademark License Agreement and Intellectual Property Cross License Agreements, as described in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”). We are able to utilize GE’s services for a transitional period following the Spin-Off until we replace these services over time with services supplied either internally or by third parties. The expenses for the services we received from GE initially and then internally or by third parties may vary from the historical costs directly billed and allocated to us for the same services. We face challenges as we transition to becoming a stand-alone public company, including the establishment of new functions that were previously provided by GE. Addressing the needs that arise from becoming a stand-alone company requires significant resources, including time and attention from our senior management and others throughout the Company. For additional information regarding the Separation and Distribution Agreement and such other agreements, please refer to the sections entitled “Related Person Transactions and Other Information” incorporated by reference from our proxy statement filed on April 5, 2023 (the “2023 proxy statement”) into the 2022 Form 10-K, the information in Note 17, “Related Parties” in the notes to the combined audited financial statements in the 2022 Form 10-K, and the information in Note 18, “Related Parties” in the notes to the condensed consolidated and combined unaudited financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Q1 2023 Form 10-Q”), each of which is incorporated by reference into this prospectus. We continue to monitor potential separation dis-synergies, as we may lose the benefit of the scale and buying power of GE, and we anticipate incurring one-time costs associated with creating our own capabilities.

Our Corporate Information

GE HealthCare Technologies Inc. was formed on May 16, 2022 to serve as a holding company for GE’s healthcare business in connection with the Spin-Off. Our corporate headquarters is located at 500 W. Monroe Street, Chicago, Illinois 60661, and our telephone number is 833-735-1139. Our website address is www.gehealthcare.com. Information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

THE OFFERING

Common stock offered by the selling stockholder	Up to 90,331,302 shares of our common stock

Use of proceeds	All shares of our common stock sold pursuant to this prospectus will be offered and sold by the selling stockholder. We will not receive any proceeds from such sale. See “Use of Proceeds.”

Selling stockholder	GE or a debt-for-equity exchange party.

In connection with any sales of shares of our common stock pursuant to the registration statement of which this prospectus forms a part, GE may exchange up to 90,331,302 shares of our common stock for certain indebtedness of GE held by one or more of the underwriters or broker-dealers (or affiliates thereof), which we would refer to, in such role, as the “debt-for-equity exchange party.” In the event that a debt-for-equity exchange party is offering for sale shares of our common stock acquired pursuant to a debt-for-equity exchange, we will name such debt-for-equity exchange party as a selling stockholder in a prospectus supplement, and references to the “selling stockholder” shall apply to a debt-for-equity exchange party. GE may also be deemed a selling stockholder in such an offering solely for U.S. federal securities laws purposes.

See “Selling Stockholder.”

Plan of distribution (Conflicts of interest)	The selling stockholder may offer the shares in amounts, at prices and on terms determined by market conditions at the time of the offering. The selling stockholder may sell shares through agents it selects or through underwriters and dealers it selects. The selling stockholder also may sell shares directly to investors. If the selling stockholder uses agents, underwriters or dealers to sell the shares, we will name them and describe their compensation in a prospectus supplement.

GE may also exchange shares of our common stock for certain indebtedness of GE held by a debt-for-equity exchange party, which debt-for-equity exchange party may offer for sale shares of our common stock acquired pursuant to such debt-for-equity exchange pursuant to a prospectus supplement.

See “Plan of Distribution (Conflicts of Interest).”

Conflicts of interest

In the event that a debt-for-equity exchange party is offering for sale shares of our common stock acquired pursuant to a debt-for-equity exchange, such debt-for-equity exchange party named in any applicable prospectus supplement, which would act as an underwriter in the contemplated offering, would receive 5% or more of the net proceeds of such offering as the selling stockholder, and such debt-for-equity exchange party named in such prospectus supplement would be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, the contemplated offering would be conducted in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” would not be required in connection with such an offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with FINRA Rule 5121, a debt-for-equity exchange party named in such prospectus supplement would not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

Risk factors	For a discussion of risks and uncertainties involved with an investment in our common stock, see “Risk Factors” beginning on page 5 and any risk factors described in any accompanying prospectus supplement, as well as the risk factors and other information contained in the 2022 Form 10-K, which is incorporated by reference into this prospectus.

Listing	Our common stock is listed on Nasdaq under the symbol “GEHC.”

Unless we indicate otherwise, all information in this prospectus is based on 454,677,236 shares of our common stock outstanding as of April 18, 2023, and excludes (i) 40,923,900 shares of common stock reserved for issuance under the GE HealthCare 2023 Long-Term Incentive Plan and (ii) 8,790,280 shares of common stock available for purchase under the GE HealthCare mirror long-term incentive plans.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described in the “Risk Factors” section of our 2022 Form 10-K filed with the SEC and incorporated by reference into this prospectus. In addition, the following risk factors present material risks and uncertainties associated with this offering. The risks and uncertainties incorporated by reference into this prospectus or described below are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the “Risk Factors” section of our 2022 Form 10-K and the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

Risks Related to the Offering

The trading market for our common stock has existed for only a short period following the Spin-Off. The price and trading volume of our common stock has been and may continue to be volatile and the value of an investment in our common stock could decline.

Prior to the Spin-Off, there was no public market for our common stock. An active trading market for our common stock commenced only recently following the Spin-Off and may not be sustainable. You may not be able to resell your shares of common stock at or above the price at which your shares were acquired. The market price and trading volume of our common stock has fluctuated substantially and may continue to do so due to a number of factors, some of which may be beyond our control, including:

•	actual or anticipated fluctuations in our operating results;

•	changes in earnings estimated by securities analysts or our ability to meet those estimates;

•	the operating and stock price performance of comparable companies;

•	changes to the regulatory and legal environment in which we operate;

•	overall market fluctuations and domestic and worldwide economic conditions; and

•	other factors described in the “Risk Factors” section in this prospectus and in our 2022 Form 10-K.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions could reduce the market price of shares of our common stock regardless of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly operating results or dividends, if any, to stockholders, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or investment community, announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about the industries we participate in or individual scandals, and in response the market price of shares of our common stock could decrease significantly.

In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Future sales, or the perception of future sales, by the Company or its stockholders in the public market could cause the market price of our common stock to decline. GE currently owns 90,331,302 shares of our common stock. We are registering all of such shares on a registration statement on Form S-1, of which this prospectus forms a part, under the terms of a stockholder and registration rights agreement between us and GE. The sale of such shares in one or more offerings or any other future sales may also cause our stock price to decline.

Any sales of substantial amounts of our common stock in the public market or the perception that such sales might occur, in connection with an offering made pursuant to this prospectus or otherwise, may cause the market price of our common stock to decline. Upon completion of any offering made pursuant to this prospectus, we will continue to have an aggregate of approximately 455 million shares of our common stock issued and outstanding. Shares will generally be freely tradeable without restriction or further registration under the Securities Act, except for shares owned by one of our “affiliates,” as that term is defined in Rule 405 under the Securities Act. Shares held by “affiliates” may be sold in the public market if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act. Further, on each of December 29, 2022 and February 15, 2023, we filed a registration statement on Form S-8 registering an aggregate of 48,558,928 shares of common stock underlying equity awards we have made and will make to our employees and certain other qualifying individuals, and the resale of those shares of common stock. We also plan to issue additional stock-based awards, including annual awards, new hire awards and periodic retention awards, as applicable, to our directors, officers, and other employees under our employee benefits plans as part of our ongoing equity compensation program. If equity securities granted under our long-term incentive plans are sold or it is perceived that they will be sold in the public market, the trading price of our common stock could decline substantially. These sales also could impede our ability to raise future capital.

GE currently owns 90,331,302 shares of our common stock. We are a party to a Stockholder and Registration Rights Agreement with GE, pursuant to which we agreed, upon request of GE, we will use our reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of our common stock that it retains. We are filing the registration statement on Form S-1 of which this prospectus forms a part pursuant to a request from GE to register all 90,331,302 of the shares of our common stock held by GE. Sales by GE or others of a substantial number of shares after the distribution, or a perception that such sales could occur, could significantly reduce the market price of our common stock. See “Related Person Transactions and Other Information — Agreements with GE — Stockholder and Registration Rights Agreement” incorporated by reference from our 2023 proxy statement into our 2022 Form 10-K, which is incorporated by reference into this prospectus. Any disposition by GE of our common stock, or the perception that such dispositions could occur, could adversely affect prevailing market prices for our common stock.

None of the proceeds from the sale of shares of our common stock by the selling stockholder will be available to us to fund our operations.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. The selling stockholder will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the selling stockholder will be available to us to fund our operations, capital expenditures, compensation plans or acquisition opportunities. See “Use of Proceeds.”

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected.

As a public company, we are required to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. In addition, beginning with our second annual report on Form 10-K, we expect we will be required to file a report by management on the effectiveness of our internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Our independent registered public accounting firm will also be required to express an opinion as to the effectiveness of our internal control over financial reporting. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operated.

The process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation is time consuming, costly, and complicated. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

The obligations associated with being a public company require significant resources and management attention.

We are directly subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of Nasdaq. As a separate public company, we are required to, among other things:

•	prepare and distribute periodic reports, proxy statements and other stockholder communications in compliance with the federal securities laws and rules;

•	have our board of directors (the “Board”) and committees thereof, which comply with federal securities laws and rules and applicable stock exchange requirements;

•	maintain an internal audit function;

•	institute our own financial reporting and disclosure compliance functions;

•	establish an investor relations function;

•	establish internal policies, including those relating to trading in our securities and disclosure controls and procedures; and

•	comply with the rules and regulations implemented by the SEC, the Sarbanes-Oxley Act, the Dodd-Frank Act, the Public Company Accounting Oversight Board and Nasdaq.

These reporting and other obligations place significant demands on our management and our administrative and operational resources, and we face increased legal, accounting, administrative and other costs and expenses relating to these demands that we had not incurred prior to the Spin-Off. Our investment in compliance with existing and evolving regulatory requirements may result in increased administrative expenses and a diversion of management’s time and attention from sales-generating activities to compliance activities, which could have an adverse effect on our business, financial position, results of operations and cash flows.

If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. We currently have five research analysts covering our common stock. If one or more of the analysts downgrades our stock or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of the analysts ceases coverage of our common stock or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our common stock price or trading volume to decline.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, the documents incorporated by reference into this prospectus, and other written or oral statements that we make from time to time contain, or will contain, certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. The words “will,” “should,” “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. You should read this prospectus, and any accompanying prospectus supplement, as well as our 2022 Form 10-K and the Q1 2023 Form 10-Q, which is incorporated by reference herein, completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements. In particular, information included in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference into this prospectus under headings such as “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” contain forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Any forward-looking statement speaks only as of the date on which it is made. Factors that could cause our actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

•	operating in highly competitive markets;

•	the actions or inactions of third parties with whom we partner and the various collaboration, licensing, and other partnerships and alliances we have with third parties;

•	demand for our products, services, or solutions and factors that affect that demand;

•	management of our supply chain and our ability to cost-effectively secure the materials we need to operate our business;

•	disruptions in our operations;

•	changes in third-party and government reimbursement processes, rates, contractual relationships, and mix of public and private payers;

•	the ability to attract and/or retain key personnel and qualified employees;

•	the global COVID-19 pandemic and its effects on our business;

•	maintenance and protection of our intellectual property rights;

•	the impact of potential information technology, cybersecurity, or data security breaches;

•	compliance with the various legal, regulatory, tax, and other laws to which we are subject and related changes, claims, or actions;

•	ability to control increases in healthcare costs and any subsequent effect on demand for our products, services, or solutions;

•	the impact of potential product liability claims;

•	environmental, social, and governance matters;

•	our ability to successfully complete strategic transactions;

•	our ability to operate effectively as an independent, publicly traded company and achieve the benefits we expect from the Spin-Off; and

•	the incurrence of substantial indebtedness in connection with the Spin-Off and any related effect on our business.

These and other factors are more fully discussed in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference into this prospectus under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this prospectus. Except as required by law, we assume no obligation to update or revise any forward-looking statements.

USE OF PROCEEDS

All shares of our common stock sold pursuant to this prospectus will be offered and sold by the selling stockholder. We will not receive any proceeds from such sale. The selling stockholder will be GE, a debt-for-equity exchange party, or a different selling stockholder as indicated in any prospectus supplement.

In the event that a debt-for-equity exchange party is offering for sale shares of our common stock acquired pursuant to a debt-for-equity exchange, such debt-for-equity exchange party named in any applicable prospectus supplement, which would act as an underwriter in the contemplated offering, would receive 5% or more of the net proceeds of such offering as the selling stockholder, and such debt-for-equity exchange party named in such prospectus supplement would be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, the contemplated offering would be conducted in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” would not be required in connection with such an offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with FINRA Rule 5121, a debt-for-equity exchange party named in such prospectus supplement would not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Plan of Distribution (Conflicts of Interest).”

DIVIDEND POLICY

On April 25, 2023, the Board declared a cash dividend of $0.03 per share for the first quarter of 2023. However, there can be no assurance that we will continue to pay any dividend in the future. The timing, declaration, amount, and payment of future dividends to stockholders, if any, will fall within the discretion of the Board. Among the items we will consider when establishing a dividend policy will be the capital needs of GE HealthCare and opportunities to retain future earnings for use in the operation of our business and to fund future growth.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

The following unaudited pro forma condensed combined financial statement consists of the unaudited pro forma condensed combined statement of income for the year ended December 31, 2022. Because the Spin-Off was completed on January 3, 2023, its effect is reflected in our unaudited condensed consolidated statement of financial position as of March 31, 2023 and in our condensed consolidated statement of income for the three months ended March 31, 2023 included in our Q1 2023 Form 10-Q, which is incorporated by reference into this prospectus. Accordingly, no pro forma condensed combined statement of financial position as of March 31, 2023 or statement of income for the three months ended March 31, 2023 is included in the following unaudited pro forma condensed combined financial statement.

The following unaudited pro forma condensed combined statement of income for the year ended December 31, 2022 (“2022 pro forma statement of income”), reflects adjustments to our historical audited combined statement of income for the year ended December 31, 2022, and gives effect to the Spin-Off and related transactions as if they had occurred on January 1, 2022, the beginning of our most recently completed fiscal year.

The 2022 pro forma statement of income has been prepared to reflect transaction accounting and autonomous entity adjustments to present the results of operations as if we were a separate stand-alone entity. In addition, we have provided a presentation of management adjustments that management believes are necessary to enhance an understanding of the pro forma effects of the transaction. The 2022 pro forma statement of income has been adjusted to give effect to the following (collectively, the “Pro Forma Transactions”):

•

the expected expense associated with the transfer of various GE assets and liabilities not included in our historical combined statements of financial position (including the transfer of certain pension and employee benefit obligations associated with our active, retired, and other former employees from GE);

•

the post-Spin-Off capital structure, including; (i) the issuance of 453,926,139 shares of common stock, where at least 80.1% of the outstanding shares were distributed to holders of GE common stock in connection with the Spin-Off and GE retained up to 19.9% and (ii) the incurrence of $10.25 billion of indebtedness at an estimated weighted-average interest rate of 5.6%;

•	the impact of the Tax Matters Agreement entered into with GE in connection with the Spin-Off;

•

the impact of the Transition Services Agreement and other commercial agreements entered into with GE in connection with the Spin-Off (see “Related Person Transactions and Other Information” incorporated by reference from our 2023 proxy statement into our 2022 Form 10-K, which is incorporated by reference into this prospectus);

•	transaction and incremental income and costs incurred as an autonomous entity and specifically related to the Spin-Off;

•	other adjustments described in the notes to the unaudited pro forma condensed combined financial statement; and

•	management adjustments which consist of reasonably estimated transaction effects expected to occur.

The 2022 pro forma statement of income was prepared in accordance with Article 11 of Regulation S-X. In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (the “Final Rule”). The Final Rule became effective on January 1, 2021 and the 2022 pro forma statement of income herein is presented in accordance therewith. The 2022 pro forma statement of income is presented for informational purposes only and does not purport to represent what our results of operations actually would have been had the Pro Forma Transactions occurred on the dates indicated, or to project our financial performance for any future period. The 2022 pro forma statement of income is based on information and assumptions, which are described in the accompanying notes.

Our historical combined statement of income, which was the basis for the 2022 pro forma statement of income, was prepared on a carve-out basis as we did not operate as a stand-alone entity for the period presented. Accordingly, such financial information reflects an allocation of certain corporate costs, such as finance, supply chain, human resources, information technology, insurance, employee benefits, and other expenses that are either specifically identifiable or clearly applicable to GE HealthCare. See Note 1, “Organization and Basis of Presentation” and Note 17, “Related Parties” to the audited combined financial statements incorporated by reference into this prospectus for further information on the allocation of corporate costs.

The 2022 pro forma statement of income has been prepared to include transaction accounting (including the impact of changes to our legal entity structure resulting from the Spin-Off), autonomous entity and management adjustments to reflect the results of operations as if we were a stand-alone entity. Transaction adjustments have been presented to show the impact and associated cost as a result of the legal separation from GE, including the estimated expenses associated with the incurrence of indebtedness, transfer of additional pension and employee benefit obligations, and the Tax Matters Agreement. Autonomous entity adjustments have been presented to show the impact of items such as the Transition Services Agreement, lease arrangements with third parties and GE, and incremental costs expected to be incurred as an autonomous entity. In addition, we have provided a presentation of management adjustments that management believes are necessary to enhance an understanding of the pro forma effects of the transaction. Actual future costs incurred may differ from these estimates.

The 2022 pro forma statement of income shown below should be read in conjunction with the section in the Q1 2023 Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the section in the 2022 Form 10-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section in the 2023 proxy statement entitled “Related Person Transactions and Other Information” as well as the audited combined financial statements and the unaudited condensed consolidated and combined financial statements, and the corresponding notes incorporated by reference into this prospectus. For factors that could cause actual results to differ materially from those presented in the 2022 pro forma statement of income, see “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included elsewhere or incorporated by reference in this prospectus.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2022

($ in millions except share and per share amounts)	Historical	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma
Sales of products	$12,044	$-		$-		$12,044
Sales of services	6,297	-		-		6,297

Total revenues	18,341	-		-		18,341

Cost of products	7,975	-		-		7,975
Cost of services	3,187	-		-		3,187

Gross profit	7,179	-		-		7,179

Selling, general and administrative	3,631	6	(a)	134	(g),(h),(i)	3,771
Research and development	1,026	-		-		1,026

Total operating expenses	4,657	6		134		4,797

Operating income	2,522	(6)		(134)		2,382

Interest and other financial charges-net	77	534	(b)	-		611
Non-operating benefit (income) costs	(5)	(80	)(c)	-		(85)
Other (income) expense-net	(62)	22	(a)	-		(40)

Income from continuing operations before income taxes	2,512	(482)		(134)		1,896
Provision for income taxes	(563)	113	(d)	32	(j)	(418)

Net income from continuing operations	1,949	(369)		(102)		1,478
Income from discontinued operations, net of taxes	18	-		-		18

Net income	1,967	(369)		(102)		1,496
Net (income) loss attributable to noncontrolling interests	(51)	-		-		(51)

Net income attributable to GE HealthCare	$1,916	$(369)		$(102)		$1,445

Earnings per share of common stock
Basic & Dilutive
Continuing operations		(e	), (f)			$2.74
Discontinued operations		(f	)			0.04

Earnings per share		(e	), (f)			$2.78

Weighted-average number of common shares outstanding
Basic & Dilutive		(f	)			453,926,139

The accompanying notes are an integral part of the unaudited pro forma condensed combined statement of income.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The 2022 pro forma statement of income for the year ended December 31, 2022 includes the following adjustments:

Transaction Accounting Adjustments:

(a)

Reflects the addition of estimated expenses related to obligations of active and former employees transferred from GE to GE HealthCare at Spin-Off. Expenses associated with these obligations were $28 million for the year ended December 31, 2022.

(b)

Reflects the addition of estimated incremental interest expense related to the debt issuances incurred by GE HealthCare on November 22, 2022, the estimated interest expense related to the drawdown of the $2.0 billion Term Loan Facility on January 3, 2023, the amortization of original issue discount and deferred debt issuance costs, and certain Euro to U.S. Dollar cross currency interest rate swap arrangements with a notional amount of $2.0 billion. Interest expense was calculated assuming constant debt levels throughout the period. A 0.125 basis point change to the annual interest rate on the $2.0 billion Term Loan Facility would change interest expense by approximately $3 million for the year ended December 31, 2022. Refer to the below table for further details on specific adjustments:

($ in millions)	Year ended December 31, 2022
Interest expense on debt	$522
Amortization of original issue discount and deferred debt issuance costs	12

Total Interest and other financial charges-net	$534

(c)

We have accounted for our participation in the GE sponsored pension and other postretirement plans as participation in a multi-employer plan historically and as such only service costs for these plans were allocated based primarily on our participation in the plans. In connection with the Spin-Off, GE transferred to us plan assets and obligations primarily associated with our active, retired, and other former GE employees in certain jurisdictions and we will provide the benefits directly. This adjustment reflects incremental pro forma non-operating benefit (income) costs of $(80) million for the year ended December 31, 2022, related to the pension and postretirement benefit plans transferred to GE HealthCare. The actual assumed related expenses (benefits) could change significantly from our estimates.

(d)

Reflects the tax effects of the transaction pro forma adjustments at the applicable statutory tax rates and the expected effects of the Separation and Distribution Agreement, changes to our legal entity structure in anticipation of the Spin-Off and stand-alone effects within the respective jurisdictions. This adjustment was determined by applying the respective statutory tax rates to pre-tax pro forma adjustments in jurisdictions where valuation allowances were not required. The applicable tax rates could be impacted (either higher or lower) depending on many factors subsequent to the Spin-Off including the profitability in local jurisdictions and the legal entity structure implemented subsequent to the Spin-Off and may be materially different from the pro forma results.

(e)

Reflects an adjustment of $183 million for certain redeemable noncontrolling interest to the current redemption value due to redemption provisions that are triggered upon a change of control, which is assumed to be probable at the time of Spin-Off. The adjustment to Redeemable noncontrolling interest is treated as a deemed preferred dividend in the earnings per share computation for the year ended December 31, 2022.

(f)	The weighted-average number of shares used to compute pro forma basic and dilutive earnings per share for the year ended December 31, 2022 is 453,926,139, on the basis of one share of our common stock for every three shares of GE common stock outstanding as of January 3, 2023 and the 19.9% interest in the outstanding shares of our common stock that is owned by GE at the time of the Spin-Off, pursuant to the Separation and Distribution Agreement. The computation of basic and diluted earnings per common share for all pre-spin periods was calculated using the same number of common shares outstanding since no GE HealthCare equity awards were outstanding as of the date of the Spin-Off.

Autonomous Entity Adjustments:

(g)

Reflects the net impact of lease arrangements with third parties and sublease arrangements with GE for facilities that have been entered into at Spin-Off. We will begin recognizing incremental sublease income net of expenses from GE and third parties of $1 million for the year ended December 31, 2022, and will present net sublease income in Selling, general and administrative.

(h)

Pursuant to the Transition Services Agreement and the Trademark License Agreement we entered into with GE, we will incur incremental expenses above the previous allocation of GE corporate costs, primarily related to certain digital technology services, people operations support, and trademark license costs of $60 million for the year ended December 31, 2022.

(i)

As part of the Spin-Off, GE will incur additional non-recurring costs for the development of technological infrastructure on behalf of GE HealthCare. These costs are expected to be incurred within one year of the Spin-Off. Upon the Spin-Off, we recorded a prepaid asset of approximately $75 million representing the value to be received from such development activities necessary for separation. The related non-cash non-recurring expense of approximately $75 million has been recorded in Selling, general and administrative for the year ended December 31, 2022.

(j)

Reflects the tax effects of the autonomous entity pro forma adjustments at the applicable statutory tax rates and the expected effects of the Separation and Distribution Agreement and the Tax Matters Agreement, or stand-alone effects within the respective jurisdictions. This adjustment was determined by applying the respective statutory tax rates to pre-tax pro forma adjustments in jurisdictions where valuation allowances were not required. The applicable tax rates could be impacted (either higher or lower) depending on many factors subsequent to the Spin-Off including, but not limited to, the profitability in local jurisdictions and the legal entity structure implemented subsequent to the Spin-Off and may be materially different from the pro forma results.

Management Adjustments:

We have elected to present management adjustments to the pro forma financial information and included all adjustments necessary for a fair statement of such information. Following the Spin-Off, we expect to incur incremental costs as a stand-alone entity in certain of our corporate support functions (e.g., finance, accounting, tax, treasury, IT, HR, and legal, among others). We received the benefit of economies of scale as a business unit within GE’s overall centralized model; however, in establishing these independent support functions as a stand-alone public company, the expenses will be higher than the prior shared allocation.

As a stand-alone public company, we expect to incur certain costs in addition to those incurred pursuant to the Transition Services Agreement as described in note (i) and other transaction and autonomous entity adjustments noted above, including costs resulting from:

•

One-time and non-recurring expenses associated with Spin-Off and stand-up of functions required to operate as a stand-alone public entity. These non-recurring costs primarily relate to system implementation costs, business and facilities separation, applicable employee related costs, development of our brand, and other matters; and

•

Recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and officers, stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities, branding, security, government relations, community outreach, and insurance.

We expect to incur these costs beginning at Spin-Off, with one-time costs expected to be incurred over a period of twelve to twenty-four months post Spin-Off. We estimated that we would incur approximately $341 million of total expenses (including one-time expenses of approximately $228 million and recurring expenses of $113 million) for the year ended December 31, 2022.

We estimated these additional expenses by assessing the resources and associated one-time and recurring costs each function (e.g., finance, IT, HR, etc.) will require to operate GE HealthCare as a stand-alone public company. We expect to fill any shortfalls to the estimated required resources in addition to the services provided by GE under the Transition Services Agreement through additional hiring or incremental vendor and other third-party spend.

The additional expenses have been estimated based on assumptions that our management believes are reasonable. However, actual additional costs that will be incurred could be different from the estimates and would depend on several factors, including the economic environment, results of contractual negotiations with third party vendors, ability to execute on proposed separation plans, and strategic decisions made in areas such as manufacturing, selling and marketing, research and development, information technology, and infrastructures. In addition, adverse effects and limitations including those discussed in the section entitled “Risk Factors” included or incorporated by reference in this prospectus may impact actual costs incurred. We may also decide to increase or reduce resources or invest more heavily in certain areas in the future, which may differentiate the management adjustments even further from actual costs incurred in the future.

These management adjustments include forward-looking information that is subject to the safe harbor protections of the Exchange Act. The tax effect has been determined by applying the respective statutory tax rates to the aforementioned adjustments in jurisdictions where valuation allowances were not required.

For the year ended December 31, 2022

($ in millions except share and per share amounts)	Net income	Basic & Dilutive earnings per share
Unaudited pro forma combined net income from continuing operations*	$1,478
Net (income) loss attributable to noncontrolling interests*	(51)
Deemed preferred dividend of redeemable noncontrolling interest	(183)

Unaudited pro forma combined net income from continuing operations attributable to GE HealthCare*	$1,244	$2.74
Management adjustments	(341)	(0.75)
Tax effect	81	0.18

Unaudited pro forma combined net income from continuing operations attributable to GE HealthCare after management adjustments	$984	$2.17
Weighted average number of common shares outstanding
Basic & Dilutive	453,926,139

*	As shown in the Unaudited Pro Forma Condensed Combined Statement of Income

SELLING STOCKHOLDER

All of these shares of our common stock are currently held by GE.

GE may dispose of any or all of such common stock that it retained after the Spin-Off through one or more underwriters or broker-dealers (or affiliates thereof). GE may also dispose of any or all shares of such common stock through one or more exchanges for debt in accordance with the terms of the IRS private letter ruling received by GE in connection with the Spin-Off. If GE disposes of shares of our common stock through a debt-for-equity exchange, GE and a debt-for-equity exchange party will enter into an exchange agreement with respect to such shares. Under the exchange agreement, subject to certain conditions, a debt-for-equity exchange party, as principal for its own account, would exchange debt obligations of GE held by a debt-for-equity exchange party for shares of our common stock held by GE. In the event that a debt-for-equity exchange party is offering for sale shares of our common stock acquired pursuant to a debt-for-equity exchange, we will name such debt-for-equity exchange party as a selling stockholder in a prospectus supplement, and GE may also be deemed a selling stockholder in such an offering solely for U.S. federal securities laws purposes. See “Plan of Distribution (Conflicts of Interest).”

Beneficial Owner

GE has, to our knowledge, sole investment power with respect to 90,331,302 shares of our common stock. Pursuant to a Stockholder and Registration Rights Agreement by and between us and GE, GE granted us a proxy to vote the shares of our common stock owned by GE in proportion to the votes cast by our other stockholders. As a result, GE does not exercise voting power over any of the shares of our common stock that it beneficially owns.

The table below provides information with respect to the beneficial ownership of our common stock, as of April 18, 2023, by GE, which as of such date is a beneficial owner of more than 5% of our outstanding common stock. The information concerning the beneficial ownership of shares of common stock by GE included in this prospectus has been obtained from GE. As described above, the shares held by GE reflected in the table below may be sold by GE, or a different selling stockholder named in any prospectus supplement, as applicable, in one or more offerings described in this prospectus and any applicable prospectus supplement. GE may sell all, some or none of the shares of common stock beneficially owned by it, and therefore we cannot estimate either the number or the percentage of shares of common stock that will be beneficially owned by GE following any offering or sale hereunder.

As of April 18, 2023, 454,677,236 shares of our common stock are issued and outstanding. The percentage set forth in the table below is based on this share count.

	Number of Shares of Our Common Stock Beneficially Owned Before The Offering(s) Contemplated by this Prospectus			Number of Shares of Our Common Stock Beneficially Owned After The Offering(s) Contemplated by this Prospectus
Name of Beneficial Owner	Number of Shares	Percentage of our Common Stock Outstanding	Shares Contemplated Being Sold in The Offering(s) Contemplated by this Prospectus*	Number of Shares	Percentage of our Common Stock Outstanding
General Electric Company	90,331,302	19.9%	90,331,302	0	0%

*	Assumes the sale by GE of all shares of our common stock registered pursuant to this prospectus.

The address of GE is One Financial Center, Suite 3700, Boston, Massachusetts 02111. For information regarding certain material relationships between the selling stockholder and the Company, see “Related Person Transactions and Other Information” incorporated by reference from our 2023 proxy statement into our 2022 Form 10-K, the information in Note 17, “Related Parties” in the notes to the combined audited financial statements in our 2022 Form 10-K, and the information in Note 18, “Related Parties” in the notes to the condensed consolidated and combined unaudited financial statements in the Q1 2023 Form 10-Q, each of which is incorporated by reference into this prospectus.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material terms of our capital stock contained in our certificate of incorporation and bylaws. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our certificate of incorporation or our bylaws. The summary is qualified in its entirety by reference to such documents, which you must read (along with the applicable provisions of Delaware law) for complete information on our capital stock. Our certificate of incorporation and bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

General

Pursuant to our certificate of incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. The Board may establish the rights and preferences of the preferred stock from time to time. As of April 18, 2023, we had 454,677,236 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Dividends

Holders of shares of our common stock are entitled to receive dividends when, as and if declared by the Board at its discretion out of funds legally available for that purpose, subject to the preferential rights of any preferred stock that may be outstanding. The timing, declaration, amount, and payment of future dividends will depend on our financial condition, earnings, capital requirements, and debt service obligations, as well as legal requirements, regulatory constraints, industry practice, and other factors that the Board deems relevant. Additionally, the terms of the indebtedness we incurred in connection with the Spin-Off limit our ability to pay cash dividends. The Board will make all decisions regarding our payment of dividends from time to time in accordance with applicable law. See “Dividend Policy.”

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of our common stock do not have cumulative voting rights.

Other Rights

Subject to the preferential liquidation rights of any preferred stock that may be outstanding, upon our liquidation, dissolution, or winding-up, the holders of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders.

Fully Paid

The issued and outstanding shares of our common stock are fully paid and non-assessable. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable. The holders of our common stock will not have preemptive rights or preferential rights to subscribe for shares of our capital stock.

Preferred Stock

Our certificate of incorporation authorizes the Board to designate and issue from time to time one or more series of preferred stock without stockholder approval. The Board may fix and determine the designations, powers, preferences and relative, participating, optional, or other rights of each series of preferred stock. There are no present plans to issue any shares of preferred stock.

Certain Provisions of Delaware Law, Our Certificate of Incorporation, and Our Bylaws

Certificate of Incorporation and Bylaws

Certain provisions in our certificate of incorporation and our bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control.

•

Vacancies. Our certificate of incorporation provides that any vacancies created on the Board resulting from any increase in the authorized number of directors and any vacancies in the Board resulting from death, retirement, disqualification, resignation, removal from office, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy on the Board will hold office for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

•

Blank Check Preferred Stock. Our certificate of incorporation authorizes the Board to issue, without any further vote or action by the stockholders, up to 100,000,000 shares of preferred stock from time to time in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designations, powers (including voting powers), preferences, and relative participating, optional, or other rights, if any, and any qualifications, limitations, or restrictions, if any, of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control.

•

No Stockholder Action by Written Consent. Our certificate of incorporation expressly excludes the right of our stockholders to act by written consent. Stockholder action must take place at an annual meeting or at a special meeting of our stockholders.

•

Special Stockholder Meetings. Our bylaws provide that the Board or a stockholder of record who is acting on behalf of one or more beneficial owners who collectively hold at least 25% of our outstanding shares is able to call a special meeting of stockholders.

•

Requirements for Advance Notification of Stockholder Nominations and Proposals. Under our bylaws, stockholders of record are able to nominate persons for election to the Board or bring other business constituting a proper matter for stockholder action only by providing proper notice to our secretary. In the case of annual meetings, proper notice must be given between 90 and 120 days prior to the first anniversary of the prior year’s annual meeting; however, if (A) the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting, (B) no annual meeting was held during the prior year, or (C) with respect to the first annual meeting after the Spin-Off, the notice by the stockholder to be timely must be received (1) no earlier than 120 days before such annual meeting and (2) no later than the later of 90 days before such annual meeting and the tenth day after the earlier of the day on which the notice of such annual meeting was first made by mail or public disclosure. In the case of special meetings, proper notice must be given no earlier than 120 days prior to the relevant meeting and no later than the later of 90 days prior to such meeting and the tenth day after the earlier of the day on which the notice of such annual meeting was first made by mail or public disclosure. Such notice must include information specified in the bylaws with respect to each stockholder nominating persons for election to the Board or proposing other business and certain related persons, information with respect to such person’s nominees to the Board (if applicable), and certain representations and undertaking relating to the nomination or proposal, in each case as specified in our bylaws.

•

Proxy Access. Our bylaws allow one or more stockholders (up to 20, collectively), owning at least 3% of our outstanding shares continuously for at least three years, to nominate for election to the Board and to be included in our proxy materials up to the greater of two individuals or 20% of the Board, only by sending proper notice to our secretary.

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Cumulative Voting. Delaware General Corporation Law (the “DGCL”) provides that stockholders are denied the right to cumulate votes in the election of directors unless a company’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

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Amendments to Certificate of Incorporation and Bylaws. The DGCL provides that the affirmative vote of holders of a majority of a company’s voting stock then outstanding is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation specifies a higher threshold. Our certificate of incorporation does not provide for a higher threshold. The DGCL also provides that a board of directors may be granted authority to amend a corporation’s bylaws if so stated in the corporation’s certificate of incorporation, and our certificate of incorporation provides that the Board may amend our bylaws. Under the DGCL, stockholders also have the power to amend bylaws, and our bylaws provide that they may be amended by the affirmative vote of a majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Delaware law authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties as directors or officers, as applicable, and our certificate of incorporation includes such an exculpation provision. Our bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of GE HealthCare, or for serving at our request as a director, officer, employee, or agent at another corporation or enterprise, as the case may be. Our bylaws also provide that we must indemnify and advance expenses to our directors, officers, and employees, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL.

The limitation of liability and indemnification provisions that are included in our certificate of incorporation and bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, investment in our common stock may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers, or employees for which indemnification is sought.

Exclusive Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery located within the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent, or stockholder to us or our stockholders, any action asserting a claim arising pursuant to the DGCL, the certificate of incorporation, or the bylaws, or any action asserting a claim governed by the internal affairs doctrine. However, if the Court of Chancery within the State of Delaware lacks jurisdiction over such action or proceeding, the action may be brought in another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then in the United States District Court for the District of Delaware. Additionally, our certificate of incorporation states that the foregoing provision will not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or stockholders, which may discourage lawsuits with respect to such claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Listing

Our common stock is listed on Nasdaq under the symbol “GEHC.”

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The selling stockholder identified in this prospectus or applicable prospectus supplement may offer, from time to time, up to an aggregate of 90,331,302 shares of our common stock. We are registering such shares, which are currently owned by GE, under the terms of a Stockholder and Registration Rights Agreement between us and GE. We will not receive any of the proceeds from the sale of such shares of our common stock by the selling stockholder. We are not selling any shares of our common stock under this prospectus.

The selling stockholder may sell all or a portion of the shares of our common stock described in this prospectus from time to time in the future directly to purchasers, including pursuant to a debt-for-equity exchange, or through underwriters or broker-dealers (or affiliates thereof), who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the shares. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

If GE disposes of the shares of our common stock through a debt-for-equity exchange, it is expected that GE and a debt-for-equity exchange party will enter into an exchange agreement. Under the exchange agreement, subject to certain conditions, a debt-for-equity exchange party, as principal for its own account, would exchange debt obligations of GE held by a debt-for-equity exchange party for shares of our common stock held by GE. In the event that a debt-for-equity exchange party is offering for sale shares of our common stock acquired pursuant to a debt-for-equity exchange, we will name such debt-for-equity exchange party as a selling stockholder in a prospectus supplement, and references to the “selling stockholder” shall apply to a debt-for-equity exchange party. GE may also be deemed a selling stockholder in such an offering solely for U.S. federal securities laws purposes.

In the event that a debt-for-equity exchange party is offering for sale shares of our common stock acquired pursuant to a debt-for-equity exchange, such debt-for-equity exchange party named in an applicable prospectus supplement, which would act as an underwriter in the contemplated offering, would receive 5% or more of the net proceeds of such offering as the selling stockholder, and such debt-for-equity exchange party named in such prospectus supplement would be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, the contemplated offering would be conducted in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” would not be required in connection with such an offering because a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with FINRA Rule 5121, a debt-for-equity exchange party named in such prospectus supplement would not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

The shares of our common stock may be sold in one or more transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. Additionally, the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The selling stockholder may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including, Nasdaq in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	debt-for-equity exchanges;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law. In addition, any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act or under Section 4(a)(1) of the Securities Act may be sold under such rules rather than pursuant to this prospectus or a prospectus supplement, subject to any restriction on transfer contained in the Stockholder and Registration Rights Agreement between us and GE.

If the selling stockholder uses an underwriter or underwriters for any offering, we will name them, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus supplement, the selling stockholder will agree in an underwriting agreement to sell to the underwriters, and the underwriters will agree to purchase from the selling stockholder, the number of shares of our common stock set forth in such prospectus supplement. Any such underwriters may offer the shares of our common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The underwriters may also propose initially to offer the shares of our common stock to the public at a fixed public offering price set forth on the cover page of the applicable prospectus supplement. The underwriters may be granted an option, exercisable for 30 days after the date of the applicable prospectus supplement, to purchase additional shares from the selling stockholder. In connection with an underwritten offering, we, our directors and officers, and/or other holders of our common stock may agree with the underwriters, subject to certain exceptions, not to dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock for a period of time after such offering. Except as otherwise set forth in a prospectus supplement, any underwritten offering pursuant to this prospectus will be underwritten by one, several or all of the following financial institutions: BofA Securities, Inc., Citigroup Global Markets Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC. We will file a post-effective amendment to the registration statement of which this prospectus is a part to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

In connection with an underwritten offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A covered short position is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. Naked short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the consummation of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

The selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell short the shares and deliver common stock to close out short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus and the applicable prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus and the applicable prospectus supplement. The selling stockholder also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and the applicable prospectus supplement.

The aggregate proceeds to the selling stockholder from the sale of the shares of our common stock will be the purchase price of the shares less discounts and commissions, if any.

In offering the shares of our common stock covered by this prospectus and the applicable prospectus supplement, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Any selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares are registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares of our common stock pursuant to this prospectus and the applicable prospectus supplement and to the activities of the selling stockholder. In addition, we will make copies of this prospectus and the applicable prospectus supplement available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

There can be no assurance that the selling stockholder will sell any or all of the common stock registered pursuant to the registration statement of which this prospectus forms a part.

At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholder, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and certain fees) in connection with the registration and sale of the shares of our common stock covered by this prospectus and the applicable prospectus supplement. Agents and underwriters may be entitled to indemnification by us and the selling stockholder against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters and their respective affiliates may engage in transactions with, or perform services for us in the ordinary course of business for which they may receive customary fees and reimbursement of expenses.

The estimated offering expenses payable by us, in addition to any underwriting discounts and certain fees that will be paid by the selling stockholder, will be described in the applicable prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of certain U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of our common stock offered by this prospectus, but does not purport to be a complete analysis of all potential U.S. federal income tax effects.

The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the “Code,” Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the “IRS,” in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that acquire our common stock in this offering and hold it as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities or other persons that elect to use a mark-to-market method of accounting for their holdings in our common stock;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt entities or governmental entities;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•

persons that at any time own (or are deemed to own) or have (or are deemed to have) owned more than five percent (by vote or value) of our common stock (except to the extent specifically set forth below); and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships considering an investment in our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER OTHER U.S. FEDERAL (INCLUDING ESTATE OR GIFT TAXES) TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “United States person” nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A “United States person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

Any distributions of cash or property (other than certain pro rata distributions of our stock) on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock (determined separately with respect to each share of our common stock), but not below zero. Any excess will be treated as gain from the disposition of our common stock, the tax treatment of which is described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to the applicable withholding agent a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty and the availability of a refund on any excess U.S. federal tax withheld.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or a suitable successor or substitute form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such Non-U.S. Holder’s effectively connected earnings and profits, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

The foregoing discussion is subject to the discussion below under “—Information Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts.”

Sale or Other Taxable Disposition

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our common stock constitutes a United States real property interest, or USRPI, by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such Non-U.S. Holder’s effectively connected earnings and profits, as adjusted for certain items.

An individual Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets, there can be no assurance that we are not currently or will not become a USRPHC in the future. Even if we are or become a USRPHC, however, as long as our common stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market during the calendar year in which the sale or other disposition occurs, such common stock will be treated as USRPIs only in the case of a Non-U.S. Holder that actually or constructively holds more than 5% of our common stock at any time during the shorter of the five-year period preceding the date of disposition of, or such Non-U.S. Holder’s holding period for, our common stock so disposed.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI or other applicable IRS form, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld.

In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through a non-U.S. office of a U.S. broker or a non-U.S. broker with specified connections to the United States generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker without specified connections to the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and the rules and regulations promulgated thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), regardless of whether such recipient is acting as an intermediary or a beneficial owner, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

EXPERTS

The financial statements of GE HealthCare Technologies Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The combined financial statements of GE HealthCare Technologies Inc. (a carve-out business of General Electric Company) for the year ended December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP. GE is being represented in connection with any offering by Paul, Weiss, Rifkind, Wharton & Garrison LLP. Certain legal matters in connection with any offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP or such other counsel as is named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes additional information and exhibits. We file annual, quarterly and special reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our SEC filings are also available to the public free of charge on the investor relations portion of our website located at https://investor.gehealthcare.com. Information on, or accessible through, our website is not incorporated by reference herein and is not otherwise intended to be part of this prospectus.

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we have filed with the SEC. This means that we disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this offering memorandum and you should not consider that information a part of this prospectus. We incorporate by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 15, 2023;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on April 25, 2023;

•

the portions of Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2023, that are incorporated by reference into Part III of the Annual Report on Form 10-K for the year ended December 31, 2022; and

•

our Current Reports on Form 8-K filed with the SEC on January  4, 2023, January  10, 2023 (other than information furnished under Items 2.02 and 7.01 and exhibits related thereto), February 3, 2023, February  24, 2023, March 3, 2023, March  24, 2023, May 9, 2023 and May 25, 2023.

Any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement.

The reports and documents incorporated by reference into this prospectus are available to the public free of charge on the investor relations portion of our website located at https://investor.gehealthcare.com.

We also hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the reports or documents that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

GE HealthCare Technologies Inc.

500 W. Monroe Street

Chicago, Illinois 60661

Attention: Investor Relations

Up to 90,331,302 Shares

GE HealthCare Technologies Inc.

Common Stock

PROSPECTUS

                , 2023

25,000,000 shares

Common Stock

PROSPECTUS SUPPLEMENT

Evercore ISI

Morgan Stanley

BofA Securities

Citigroup

Goldman Sachs & Co. LLC

                , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the offering described in this registration statement. All expenses incurred with respect to the registration of the common stock will be borne by us. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$778,741
Printing Expenses*	70,000
Legal Fees and Expenses*	1,350,000
Accounting Fees and Expenses*	1,150,000
Miscellaneous Expenses*	50,000
Total	$3,398,741

*	Estimated solely for the purpose of this Item. Actual expenses may vary.

Item 14.	Indemnification of Directors and Officers.

Delaware law authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties as directors or officers, as applicable, and our certificate of incorporation includes such an exculpation provision. Our bylaws include provisions that indemnify, to the fullest extent allowable under the Delaware General Corporation Law (“DGCL”), the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at our request as a director, officer, employee, or agent at another corporation or enterprise, as the case may be. Our bylaws also provide that we must indemnify and advance expenses to our directors, officers, and employees, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL.

The limitation of liability and indemnification provisions that are included in our certificate of incorporation and bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers, or employees for which indemnification is sought.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We currently maintain insurance policies which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company.

We have entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Item 15.	Recent Sales of Unregistered Securities.

GE Healthcare Holding LLC was formed as a Delaware limited liability corporation on May 16, 2022 for the purpose of receiving, pursuant to a reorganization, all of the assets of GE HealthCare. On May 16, 2022, GE Healthcare Holding LLC issued 100 shares representing the limited liability interests in GE Healthcare Holding LLC, par value $0.01 per share, to GE for an aggregate consideration of $1.00. Such shares of common stock were issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act on the basis that the transaction did not involve a public offering. No underwriters were involved in the transaction.

On December 29, 2022, GE Healthcare Holding LLC converted into a Delaware corporation pursuant to a statutory conversion and was renamed GE HealthCare Technologies Inc. On January 3, 2023, GE completed the previously announced spin-off of GE HealthCare Technologies Inc.

Item 16.	Exhibits, Financial Statements and Financial Statement Schedules.

(a) Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial statement schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Exhibit Description

1.1	Form of Underwriting Agreement.

2.1	Separation and Distribution Agreement, dated November 7, 2022, by and between General Electric Company and the Registrant, as amended (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 4, 2023).†

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 29, 2022).

3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 29, 2022).

4.1	Base Indenture, dated as of November 22, 2022, among GE HealthCare Holding LLC, General Electric Company, as guarantor, and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of General Electric Company’s Current Report on Form 8-K filed with the SEC on November 23, 2022).

4.2	First Supplemental Indenture, dated as of November 22, 2022, between GE HealthCare Holding LLC and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 of General Electric Company’s Current Report on Form 8-K filed with the SEC on November 23, 2022).

4.3	Registration Rights Agreement, dated as of November 22, 2022, among GE HealthCare Holding LLC, BofA Securities, Inc., and Morgan Stanley & Co. LLC (incorporated by reference to Exhibit 4.3 of General Electric Company’s Current Report on Form 8-K filed with the SEC on November 23, 2022).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

10.1	Transition Services Agreement, dated January 2, 2023, by and between General Electric Company and the Registrant (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 4, 2023).†

10.2	Tax Matters Agreement, dated January 2, 2023, by and between General Electric Company and the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 4, 2023).†

10.3	Employee Matters Agreement, dated January 2, 2023, by and between General Electric Company and the Registrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 4, 2023).

10.4	Trademark License Agreement, dated December 31, 2022, by and between General Electric Company and GE HealthCare Imaging Holding Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 4, 2023).†

10.5	Real Estate Matters Agreement, dated January 2, 2023, by and between General Electric Company and the Registrant (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 4, 2023).

10.6	Stockholder and Registration Rights Agreement, dated January 2, 2023, by and between General Electric Company and the Registrant (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 4, 2023).†

10.7	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 10 filed with the SEC on October 11, 2022).

10.8	Term Loan Agreement, dated as of November 4, 2022, by and among GE HealthCare Holding LLC, as the borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.8 to the Registrant’s Amendment No. 1 to Form 10 filed with the SEC on November 7, 2022).

Exhibit Description

10.9	364-Day Revolving Credit Agreement, dated as of November 4, 2022, by and among GE HealthCare Holding LLC, as the borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.9 to the Registrant’s Amendment No. 1 to Form 10 filed with the SEC on November 7, 2022).

10.10	Credit Agreement, dated as of November 4, 2022, by and among the Registrant, as the borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.10 to the Registrant’s Amendment No. 1 to Form 10 filed with the SEC on November 7, 2022).

10.11	GE HealthCare 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 15, 2023).

10.12	GE HealthCare Mirror 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 14, 2022).

10.13	GE HealthCare Mirror 2007 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 14, 2022).

10.14	GE HealthCare Mirror 1990 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.14 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 14, 2022).

10.15	Offer Letter with Peter J. Arduini, dated June 15, 2021 (incorporated by reference to Exhibit 10.15 to the Registrant’s Amendment No. 1 to Form 10 filed with the SEC on November 7, 2022).

10.16	Amended Offer Letter with Peter J. Arduini, dated November 16, 2022 (incorporated by reference to Exhibit 10.16 to the Registrant’s Amendment No. 2 to Form 10 filed with the SEC on November 18, 2022).

10.17	Settlement Agreement with Kieran Murphy, dated December 21, 2021 (incorporated by reference to Exhibit 10.16 to the Registrant’s Amendment No. 1 to Form 10 filed with the SEC on November 7, 2022).

10.18	Performance Share Grant Agreement for H. Lawrence Culp, Jr., dated August 18, 2020 (incorporated by reference to Exhibit 10.17 to the Registrant’s Amendment No. 1 to Form 10 filed with the SEC on November 7, 2022).

10.19	Notice of Adjustment to the Performance Share Grant Agreement for H. Lawrence Culp, Jr., effective July 30, 2021 (incorporated by reference to Exhibit 10.18 to the Registrant’s Amendment No. 1 to Form 10 filed with the SEC on November 7, 2022).

10.20	Performance Stock Unit Grant Agreement for Peter J. Arduini, dated February 23, 2022 (incorporated by reference to Exhibit 10.19 to the Registrant’s Amendment No. 1 to Form 10 filed with the SEC on November 7, 2022).

10.21	GE HealthCare Annual Executive Incentive Plan (incorporated by reference to Exhibit 10.20 to the Registrant’s Amendment No. 1 to Form 10 filed with the SEC on November 7, 2022).

10.22	GE HealthCare Restoration Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Amendment No. 1 to Form 10 filed with the SEC on November 7, 2022).

10.23	GE HealthCare Founders Restricted Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2023).

10.24	GE HealthCare Founders Stock Option Grant Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2023).

10.25	Global Addendum (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2023).

Exhibit Description

10.26	One GE HealthCare Annual Bonus Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2023).

10.27	GE HealthCare Restricted Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 3, 2023).

10.28	GE HealthCare Stock Option Grant Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 3, 2023).

10.29	GE HealthCare Performance Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 3, 2023).

10.30	GE HealthCare US Severance and Change in Control Plan for CEO and Leadership Team (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 24, 2023).

10.31	GE HealthCare Non-Employee Director Compensation and Benefits Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on April 25, 2023).

10.32	GE HealthCare 2023 LTIP Form of Director Restricted Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on April 25, 2023).

10.33	GE HealthCare 2023 LTIP Form of Director Deferred Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on April 25, 2023).

10.34	Offer Letter with Frank R. Jimenez, dated February 4, 2022 (incorporated by reference to Exhibit 10.13 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on April 25, 2023).

10.35	Offer Letter with Betty D. Larson, dated January 21, 2022 (incorporated by reference to Exhibit 10.14 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on April 25, 2023).†

10.36	Employment Contract with Jan Makela, dated February 24, 2023 (incorporated by reference to Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on April 25, 2023).

16.1	Letter of KPMG, dated February 12, 2021 (incorporated by reference to Exhibit 16.1 of General Electric Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021).

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 15, 2023).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

107	Filing Fee Table.

†

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) and Item 601(b)(10)(iv) of Regulation S-K, as applicable. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 5, 2023.

GE HealthCare Technologies Inc.

By:	/s/ Peter J. Arduini
Name: Peter J. Arduini
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints Frank R. Jimenez and Jenny L. Lauth, and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462(b) and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on June 5, 2023.

Signature	Title	Date

/s/ Peter J. Arduini Peter J. Arduini	Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2023

/s/ James K. Saccaro James K. Saccaro	Chief Financial Officer (Principal Financial Officer)	June 5, 2023

/s/ George A. Newcomb George A. Newcomb	Chief Accounting Officer (Principal Accounting Officer)	June 5, 2023

/s/ H. Lawrence Culp, Jr. H. Lawrence Culp, Jr.	Chairman of the Board of Directors	June 5, 2023

/s/ Rodney F. Hochman Rodney F. Hochman	Director	June 5, 2023

/s/ Lloyd W. Howell, Jr. Lloyd W. Howell, Jr.	Director	June 5, 2023

/s/ Risa Lavizzo-Mourey Risa Lavizzo-Mourey	Director	June 5, 2023

/s/ Catherine Lesjak Catherine Lesjak	Director	June 5, 2023

/s/ Anne T. Madden Anne T. Madden	Director	June 5, 2023

/s/ Tomislav Mihaljevic Tomislav Mihaljevic	Director	June 5, 2023

/s/ William J. Stromberg William J. Stromberg	Director	June 5, 2023

/s/ Phoebe L. Yang Phoebe L. Yang	Director	June 5, 2023